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                            ASSET PURCHASE AGREEMENT


                                    BETWEEN


                           UNIFI MANUFACTURING, INC.


                                      AND


                            DILLON YARN CORPORATION









                       __________________________________


                                October 25, 2006

                       __________________________________







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                                            TABLE OF CONTENTS

                                                                         PAGE #
                                                                         ------

ARTICLE 1         DEFINITIONS................................................1

ARTICLE 2         PURCHASE AND SALE OF ASSETS................................1
         2.1      Purchased Assets...........................................1

ARTICLE 3         EXCLUDED ASSETS............................................2
         3.1      Excluded Assets............................................2

ARTICLE 4         ASSUMED LIABILITIES AND EXCLUDED LIABILITIES...............3
         4.1      The Buyer's Assumption of Liabilities......................3
         4.2      Excluded Liabilities.......................................4
         4.3      Straddle Liabilities.......................................6

ARTICLE 5         PURCHASE PRICE AND PURCHASE PRICE ALLOCATION...............6
         5.1      Purchase Price.............................................6
         5.2      Adjustments to Form of Purchase Price......................6
         5.3      Closing Inventory..........................................6
         5.4      Allocation.................................................7
         5.5      Sales, Use, Transfer and Similar Taxes and Charges.........7

ARTICLE 6         THE SELLER'S REPRESENTATIONS AND WARRANTIES................8
         6.1      Organization...............................................8
         6.2      No Conflict................................................8
         6.3      Authority..................................................8
         6.4      Filing Requirements........................................8
         6.5      Real Property..............................................9
         6.6      Tangible Personal Property.................................9
         6.7      Litigation................................................10
         6.8      Contracts and Other Agreements............................10
         6.9      Intellectual Property.....................................10
         6.10     Taxes.....................................................11
         6.11     Product Liability.........................................12
         6.12     Employee Benefit Plans....................................12
         6.13     Broker's Fee..............................................15
         6.14     Compliance with Laws; Permits.............................15
         6.15     Environmental Compliance..................................15
         6.16     No Material Adverse Change................................16
         6.17     Prepaid Expenses..........................................16
         6.18     Investment Representation.................................16

ARTICLE 7         THE BUYER'S REPRESENTATIONS AND WARRANTIES................16
         7.1      Organization..............................................16
         7.2      No Conflict...............................................16
         7.3      Authority.................................................17

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         7.4      Broker's Fee..............................................17
         7.5      Filing Requirements.......................................17
         7.6      Unifi Stock Consideration.................................17
         7.7      Capitalization............................................17
         7.8      Delivery of SEC Filings...................................18
         7.9      No Material Adverse Change................................18
         7.10     SEC Filings; Material Contracts...........................18
         7.11     Form S-3 Eligibility......................................18

ARTICLE 8         PRE-CLOSING PERIOD........................................19
         8.1      Due Diligence; Confidentiality............................19
         8.2      Operate Purchased Assets in the Ordinary Course;
                  No Material Change or Material Commitments................19
         8.3      Efforts to Preserve Relationships and Organization........20
         8.4      Work Diligently Towards Closing...........................20
         8.5      Prompt Notification of Breach.............................21
         8.6      Shareholder Vote..........................................21
         8.7      Update of Prepaid Expenses Schedule.......................21

ARTICLE 9         GOVERNMENTAL CONSENTS.....................................21
         9.1      Cooperation...............................................21

ARTICLE 10        NON-COMPETITION; NON-SOLICITATION.........................22
         10.1     Non-Competition...........................................22
         10.2     Exceptions................................................22
         10.3     Non-Solicitation..........................................22
         10.4     Remedies for Breach; Severability.........................23

ARTICLE 11        CLOSING; DELIVERIES BY THE PARTIES; CONDITIONS PRECEDENT..23
         11.1     The Closing; Further Assurances...........................23
         11.2     Buyers' Deliveries........................................24
         11.3     The Seller's Deliveries...................................24
         11.4     Release of Transferred Employees from
                  Confidentiality Undertaking...............................25
         11.5     Conditions to Each Party's Obligations....................25
         11.6     Conditions to Obligations of the Buyer....................26
         11.7     Conditions to Obligations of the Seller...................27

ARTICLE 12        TAXES AND PRORATIONS......................................27
         12.1     Utility Accounts..........................................27
         12.2     Prepaid Items.............................................27

ARTICLE 13        COVENANTS.................................................28
         13.1     Accounts Receivable; Claims...............................28
         13.2     Business Records..........................................28
         13.3     Access to Business Records................................28


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         13.4     Tax Matters...............................................28
         13.5     Litigation Assistance.....................................29
         13.6     Post-Closing Administration of Certain Contracts..........29
         13.7     Transferred Employees.....................................30
         13.8     Correspondence............................................32
         13.9     Pro Forma Financials......................................33

ARTICLE 14        BULK SALES ACT............................................33

ARTICLE 15        RIGHT OF TERMINATION......................................33
         15.1     Termination...............................................33
         15.2     Effect of Termination.....................................34

ARTICLE 16        BUYER'S INDEMNITY.........................................34

ARTICLE 17        SELLER'S INDEMNITY........................................34

ARTICLE 18        INDEMNIFICATION PROCEDURES AND LIMITATIONS................35
         18.1     Period for Taking Action..................................35
         18.2     Notice....................................................35
         18.3     Limitations on Indemnification............................35
         18.4     Procedure.................................................36
         18.5     Applicability to Claims; Exclusive Remedy.................36
         18.6     Limitation of Liability...................................36

ARTICLE 19        CONFIDENTIALITY...........................................36
         19.1     Pre-Closing Confidentiality Obligations...................36
         19.2     Post-Closing Confidentiality Obligations..................37

ARTICLE 20        DISPUTE RESOLUTION........................................37
         20.1     Forum.....................................................37
         20.2     Waivers...................................................37
         20.3     Waiver of Jury Trial......................................38

ARTICLE 21        MISCELLANEOUS.............................................38
         21.1     Press Release.............................................38
         21.2     Expenses and Fees.........................................38
         21.3     Amendments; Waiver........................................38
         21.4     Parties in Interest.......................................38
         21.5     Assignment................................................38
         21.6     Merger....................................................39
         21.7     Notices...................................................39
         21.8     Governing Law.............................................39
         21.9     Specific Performance......................................39
         21.10    Schedules and Exhibits....................................40
         21.11    Usage.....................................................40
         21.12    Headings..................................................40
         21.13    References................................................40
         21.14    Counterparts..............................................40


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SCHEDULES

Schedule 1.06              Assigned IP Licenses
Schedule 1.07              Assigned Software
Schedule 1.09              Assumed Contracts
Schedule 1.10              Assumed Leases
Schedule 1.20              Covered Employees
Schedule 1.46              Leased Assets
Schedule 1.49              Liens
Schedule 1.57              Owned Real Property
Schedule 1.59              Permits
Schedule 1.60              Permitted Liens
Schedule 1.63              Real Property Leases
Schedule 3.1               Excluded Equipment
Schedule 6.2               Seller's Consents
Schedule 6.4               Seller's Filing Requirements
Schedule 6.6               Exceptions to Tangible Personal Property
Schedule 6.7               Litigation
Schedule 6.8               Material Contracts
Schedule 6.9(e)            Intellectual Property Rights Actions
Schedule 6.11              Product Liability Claims
Schedule 6.12(a)           Employee Benefit Plans
Schedule 6.12(b)           Compliance
Schedule 6.12(i)           WARN
Schedule 6.14(b)           Permits
Schedule 6.15              Environmental Compliance
Schedule 6.16              No Material Adverse Change
Schedule 6.17              Prepaid Items
Schedule 7.2               Buyer's Conflicts
Schedule 7.5               Buyer's Filing Requirements
Schedule 7.7               Unifi Parent Capitalization
Schedule 8.2               Material Change or Commitments
Schedule 8.2(b)            New Capital Expenditures or Commitments

EXHIBITS

Exhibit A         Definitions
Exhibit B         Form of American Drawtech Manufacturing Agreement
Exhibit C         Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit D         Form of Dillon Manufacturing Agreement
Exhibit E         Form of Guaranty
Exhibit F         Form of Registration Rights Agreement
Exhibit G         Form of Sales and Services Agreement
Exhibit H         Form of Affidavit (Real Property Lease)
Exhibit I         Form of Limited Warranty Deed

ANNEXES

Annex A  Methodology of Valuation of Inventory


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        THIS ASSET PURCHASE  AGREEMENT  (this  "AGREEMENT")  is entered into on
October 25, 2006, by and among Unifi Manufacturing, Inc., a North Carolina corporation (the "BUYER"), and Dillon Yarn Corporation, a South Carolina corporation (the "SELLER"), and solely for the purposes of ARTICLES 10, 20 and 21, the individuals who are signatories hereto (the "PRINCIPALS"). The Buyer and the Seller are collectively the "PARTIES" and individually each is a "PARTY" to this Agreement.

                               R E C I T A L S :
                               -----------------

        A. Upon the terms and subject to the conditions contained herein, the Buyer wishes to acquire, and the Seller wishes to sell, the Purchased Assets (as defined below) located at the Dillon Facilities (as defined below), where the Seller is engaged in, among other things, the Business (as defined below).

        B. Concurrently with the execution and delivery of this Agreement, certain shareholders of the Seller have executed and delivered to the Buyer a Voting Agreement.

        NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

        For purposes of this Agreement, the terms capitalized in this Agreement shall have the meanings set forth in EXHIBIT A hereto.


                                   ARTICLE 2
                          PURCHASE AND SALE OF ASSETS

        2.1 PURCHASED ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Seller shall transfer, sell, assign, convey and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, free and clear of all Liens (other than Permitted Liens), all of the Seller's right, title and interest in and to the following property and assets, real, personal or mixed, tangible and intangible, of every kind and description, located at the Dillon Facilities, or otherwise used or held for use in connection with operation of the Business, other than the Excluded Assets (collectively, the "PURCHASED ASSETS"):

                (a)     All Owned Real Property;

                (b)     All Leased Real Property;

                (c)     All Miscellaneous Tangibles;

                (d)     All Business Records;

                (e)     Subject to SECTION 13.6, all Assumed Contracts;

                (f)     All Improvements;

                (g)     All Equipment;

                (h)     All Inventory;

                (i)     All Assigned Intellectual Property;

                (j) All goodwill arising in connection with the ownership, operation or conduct of (i) the Purchased Assets and (ii) the Business as conducted by the Seller; and

                (k) All Permits to the extent transferable or assignable to the Buyer by the Seller without breaching any applicable Law or any other enforceable obligation of the Seller.


                                   ARTICLE 3
                                EXCLUDED ASSETS

        3.1 EXCLUDED ASSETS. Notwithstanding ARTICLE 2, the following assets are expressly excluded from the purchase and sale contemplated hereby and, as such, are not Purchased Assets (collectively, the "EXCLUDED ASSETS"):

                (a) All real property, whether owned or leased by the Seller, together with all improvements, fixtures and equipment located on or attached or appurtenant thereto, other than the Owned Real Property and the Leased Real Property;

                (b) All accounts and notes receivable of the Seller arising in connection with the operation or conduct of the Purchased Assets or the Business that correspond to a period prior to the Closing Date;

                (c) All cash or cash equivalents on hand or in banks, including investments, of the Seller;

                (d) All prepaid Taxes, expenses and advances of the Seller arising in connection with the operation or conduct of the Purchased Assets or the Business that correspond to a period prior to the Closing Date, except those which shall be prorated and allocated to the Buyer in accordance with
ARTICLE 12;

                (e) All Taxes withheld by the Seller from its employees' salaries and wages, and other Taxes of the Seller incurred by it as an employer or as a vendor, and rights to claims for refunds of Taxes arising in connection


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

with the operation or conduct of the Purchased Assets or the Business that correspond to a period prior to the Closing Date;

                (f)     All insurance policies of the Seller or its Affiliates;

                (g) All Claims of the Seller against third parties (whether known or unknown on the Closing Date) with respect to the Purchased Assets or the Business;

                (h)     All assets in respect of the Benefit Plans;

                (i) The industrial business equipment located at the Dillon Facility and described on SCHEDULE 3.1;

                (j) The equipment owned by American Drawtech Corporation located at the Dillon Facility and described on SCHEDULE 3.1; and

                (k)     All Software other than the Assigned Software.


                                   ARTICLE 4
                  ASSUMED LIABILITIES AND EXCLUDED LIABILITIES

        4.1 THE BUYER'S ASSUMPTION OF LIABILITIES. Subject to the provisions of SECTIONS 4.2, 4.3 and 13.7 and ARTICLES 17 and 18, and in partial consideration of the sale of the Purchased Assets to the Buyer, at the Closing, the Buyer shall assume from the Seller only the following Liabilities, but excluding the Excluded Liabilities (collectively, the "ASSUMED LIABILITIES"):

                (a) All Liabilities arising from or attributable to the ownership or use of the Purchased Assets or operation or conduct of the Business attributable to any date that occurs on or after the Closing Date, including all Claims, Actions, contracts, licenses, sublicenses, agreements, leases, commitments sales and purchase orders attributable to any date that occurs on or after the Closing Date;

                (b) All Liabilities assumed by, retained by or agreed to be performed by the Buyer or any of their Affiliates pursuant to any of the Ancillary Agreements;

                (c) Accounts payable that arise from or in connection with the ownership or use of the Purchased Assets or operation or conduct of the Business attributable to any date that occurs on or after the Closing Date;

                (d) All Liabilities attributable to Products manufactured, shipped or sold at or from the Dillon Facilities on or after the Closing Date, except as to any such Products that were manufactured at the Dillon Facilities prior to the Closing Date;


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                (e)     With  respect  to all  Transferred  Employees:  (i) all
wages and salaries earned (or otherwise attributable to any date that occurs) after the Closing Date, and (ii) all Liabilities with respect to benefits and
Claims   incurred,   accrued  or  earned  under  any  benefits  plan  or  other compensation, retirement or other benefit arrangement of the Buyer or their Affiliates, which arise or are incurred after the Closing Date;

                (f) All Liabilities related to and obligations under the Assumed Contracts and the Assumed Leases that arise from or in connection with the ownership or use of the Purchased Assets or the operation or conduct of the Business on or after the Closing Date;

                (g) All Liabilities related to and obligations under the Permits assigned by the Seller to the Buyer in accordance with this Agreement that arise from or in connection with the ownership or use of the Purchased Assets or the operation or conduct of the Business on or after the Closing Date;

                (h) All customer rebates in respect of all sales of Products made after the Closing Date; PROVIDED that the Seller shall promptly reimburse the Buyer for rebates paid to customers which accrue in respect of all sales of Product made on or prior to the Closing Date;

                (i)     All   Liabilities   under  any  collective   bargaining
agreement or labor agreement; and

                (j) Notwithstanding anything contained herein or in the Ancillary Agreements, Liabilities arising from, in connection with or otherwise with respect to any Environmental Conditions at or from the Leased Real Property or the Owned Real Property existing as of the date of this Agreement of which the Seller has no Knowledge as of the date of this Agreement.

        4.2 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary, express or implied, contained in this Agreement (other than as provided in SECTIONS 4.1, 4.3 and 13.7 and ARTICLES 16 and 18), any and all Liabilities of the Seller which are not expressly assumed pursuant to SECTION 4.1, shall be and remain the obligation and Liability of the Seller to pay and/or discharge, and the Buyers shall not assume, or in any way have any obligation to the Seller with respect to, any such Liabilities, including the following Liabilities (collectively, the "EXCLUDED LIABILITIES"):

                (a) Accounts payable of the Seller or its Affiliates arising in connection with the operation or conduct of the Purchased Assets or the Business, if incurred (or otherwise attributable to any date that occurs) prior to the Closing Date;

                (b) With respect to all Covered Employees: (i) all wages and salaries earned (or otherwise attributable to any date that occurs) on or prior to the Closing Date, (ii) all Liabilities with respect to benefits and Claims incurred, accrued or earned under any benefits plan or other


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

compensation, retirement, post-retirement, or other benefit arrangement of the Seller or its Affiliates, which relate to or arise from events occurring on or prior to the Closing Date, and (iii) any liability or obligation with respect to any Benefit Plan except as expressly assumed by the Buyer under SECTION 13.7;

                (c) Liabilities of the Seller or its Affiliates related to all unused vacation benefits of Covered Employees accrued through the Closing Date;

                (d) All Liabilities of the Seller or its Affiliates related to workers' compensation assessments and Claims (whether or not reported) attributable to any date that occurs on or prior to the Closing Date;

                (e) All Liabilities of the Seller or its Affiliates with respect to retirement benefits and post-retirement health care for employees of the Business on or prior to the Closing Date;

                (f) All Liabilities of the Seller or its Affiliates (i) for compensation, benefits or any other obligation arising in connection with the Business as a result of the employment of, or provision of services by, any Person who is not a Transferred Employee, or the termination of any such employment or provision of services, on or prior to the Closing Date or (ii) arising in connection with the employment of any Transferred Employee on or prior to the Closing Date;

                (g) All Liabilities of the Seller or its Affiliates, whether presently existing or arising hereafter, attributable to any Excluded Asset;

                (h) All Liabilities of the Seller or its Affiliates arising from or attributable to the ownership or use of the Purchased Assets or operation or conduct of the Business (or any other activity conducted at the Dillon Facilities) by the Seller or any of its Affiliates and attributable to any date that occurs prior to the Closing Date;

                (i) Payment for goods or services refused by the Seller or its Affiliates prior to the Closing Date;

                (j) All Liabilities resulting from or relating to any Claims by third parties for damage to Persons or property arising out of Defects or alleged Defects in the Products, or arising under warranties issued by the Seller or its Affiliates, with respect to Products manufactured, shipped and/or sold in connection with the Business prior to the Closing Date;

                (k) All Liabilities resulting from any violation by the Seller or its Affiliates of any federal, state or local Law (including ERISA, the Code and the Fair Labor Standards Act, as amended) arising in connection with the ownership or use of the Purchased Assets or operation or conduct of the Business on or prior to the Closing Date;

                (l) All Liabilities and expenses of the Seller or its Affiliates for federal, state, local or foreign income Taxes and any other Taxes of any kind whatsoever, or which may be or become owed by the Buyer arising from or concerning the operation of the Business by the Seller or its Affiliates, in each case, for any period (or portion thereof) ending prior to


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

the Closing Date, including interest or penalties with respect thereto (and including any Liabilities and expenses pursuant to any tax sharing agreement, tax indemnification or similar arrangement), other than as described in SECTION
5.5 or Taxes which are to be pro-rated at the Closing Date pursuant to ARTICLE 12; and

                (m) All Liabilities related to any Indebtedness of the Seller or its Affiliates.

        4.3 STRADDLE LIABILITIES. The Parties agree that for purposes of SECTIONS 4.2(B)(III), 4.2(D) and 4.2(K), any Liability arising out of or relating to a continuing course of conduct or a series of separate acts that together constitute one act which began prior to the Closing Date and continues after the Closing Date, shall be treated in part as an Assumed Liability and in part as an Excluded Liability, allocated pro rata based on the relative duration of or relative harm caused by the conduct or series of acts prior to and after Closing.


                                   ARTICLE 5
                  PURCHASE PRICE AND PURCHASE PRICE ALLOCATION

        5.1 PURCHASE PRICE. Subject to SECTION 5.2, the consideration for the Purchased Assets shall consist of:

                (a) An amount equal to $40,000,000 (the "CASH PAYMENT"), which amount shall be payable by the Buyer in cash;

                (b)     The assumption by the Buyer of the Assumed Liabilities;
and

                (c) $25,000,000, payable in kind in the form of shares of the Common Stock, par value $0.10 per share (the "UNIFI COMMON STOCK"), of Unifi Parent (the "UNIFI STOCK CONSIDERATION"). For the purposes of this
SECTION 5.1(C), each share of Unifi Common Stock shall be valued on the basis of the average closing sale price on The New York Stock Exchange during the five trading days ending two days prior to the date of this Agreement. The parties have agreed that such average closing sale price is $2.46.

        5.2 ADJUSTMENTS TO FORM OF PURCHASE PRICE. The total number of shares of Unifi Common Stock that may be issued as the Unifi Stock Consideration may not exceed 8,333,333. If, as a result of the foregoing limitation, less than $25,000,000 in value (as determined pursuant to SECTION 5.1(C)) of shares of Unifi Common Stock are issued to the Seller, the Buyer shall increase the Cash Payment by the shortfall.

        5.3 CLOSING INVENTORY(a) . At least three Business Days prior to the Closing Date, the Seller shall prepare and deliver to the Buyer a statement (the "INVENTORY STATEMENT"), setting forth a good faith estimate of the value of the Inventory as of the Closing Date determined in accordance with the


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

methods, assumptions, standards of measurement and procedures set forth in ANNEX A (with POY costing based on November 2006 purchases and variable, fixed and overhead costs based on the Seller's 2006 annual operating budget) and based on a physical inventory count conducted by the Seller or its agents (the "CLOSING INVENTORY"). The Buyer shall be permitted to review the working papers, trial balances and similar materials of the Seller and of its advisors used in connection with the preparation of the Inventory Statement. The Buyer and the Seller shall seek in good faith to resolve any differences which they may have with respect to the Inventory Statement and the Closing Inventory. If the Closing Inventory is less than Fourteen Million Dollars ($14,000,000), the Buyer may terminate this Agreement by giving written notice to the Seller; PROVIDED, HOWEVER, this sentence shall not apply if the Seller agrees to reduce the Cash Payment at Closing by an amount equal to the excess of Fourteen Million Dollars ($14,000,000), OVER the amount of the Closing Inventory.

        5.4 ALLOCATION. The consideration paid or delivered by the Buyer to the Seller (and the Assumed Liabilities) shall be allocated among the Purchased Assets as reasonably determined by the Buyer in a manner consistent with
Section 1060 of the Code and the regulations thereunder. The Seller and the Buyer agree to use the allocations determined pursuant to this SECTION 5.4 (the "ALLOCATIONS") for all Tax purposes, including those matters subject to Section 1060 of the Code and the regulations thereunder. The Parties further agree that they shall not take any position inconsistent with the Allocations upon any examination of any such Tax Return, in any refund claim or in any Tax litigation. The Buyer and the Seller shall notify the other Party within ten
(10) Business Days if it receives written notice that any Tax Authority proposes any allocation different from the Allocations.

        5.5 SALES, USE, TRANSFER AND SIMILAR TAXES AND CHARGES. The Buyer and the Seller shall on an equal basis bear all sales or use Taxes and any transfer, transfer gain, documentation, gross receipts, customer duties, value added and other Taxes and charges (including deed stamps), upon or with respect to the sale or transfer of the Purchased Assets by the Seller to the Buyer pursuant to this Agreement. To the extent that any applicable Law imposes upon the Seller the obligation to report or to pay such Taxes, charges, interest or penalties, the Buyer shall promptly, but in no event later than ten (10) Business Days after receipt of the Seller's invoice for the amount of such payments, reimburse the Seller for half of such amount. If the sale or transfer of any or all of the Purchased Assets is exempt from such Taxes or charges, the Buyer shall provide the Seller with appropriate exemption documents prior to the Closing Date. The Seller and the Buyer shall jointly file all required change of ownership and similar statements.



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


                                   ARTICLE 6
                  THE SELLER'S REPRESENTATIONS AND WARRANTIES

        The Seller represents and warrants to the Buyer as follows:

        6.1 ORGANIZATION. The Seller is duly organized, validly existing and in good standing in the State of South Carolina. The Seller has full corporate power to carry on the Business as now being conducted at or from the Dillon Facilities and to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party.

        6.2 NO CONFLICT. Except as set forth on SCHEDULE 6.2, neither the execution, delivery or performance of this Agreement or the Ancillary Agreements to which it is a party, nor the consummation of the transactions contemplated by this Agreement or by the Ancillary Agreements to which it is a party will (i) violate any provision of the Seller's certificate of incorporation or by-laws, or any Law by which the Seller or any of its properties may be bound; or (ii) conflict with, result in a breach of the terms and conditions of, result in the imposition of any Lien (other than Permitted Liens) on or with respect to any of the Purchased Assets as a result of the provision of, or constitute a default under, any agreement to which the Seller is a party or by which the Seller or any of its properties may be bound.

        6.3     AUTHORITY.  Other than the  shareholder  approval  described in
SECTION 8.6, the Seller has taken all necessary corporate action to authorize the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party, the performance by the Seller of its obligations hereunder and thereunder, and the execution and delivery by the Seller of all instruments and other documents contemplated hereby and thereby. This Agreement constitutes, and each Ancillary Agreement to which it is a party, when executed, will constitute, legal, valid and binding obligations of the Seller, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, or similar Laws affecting the enforcement of creditors' rights generally and rules and Laws concerning equitable remedies.

        6.4     FILING   REQUIREMENTS.   Except   for   filing   and   approval
requirements under the HSR Act or any other antitrust pre-merger or pre-acquisition requirements and as set forth on SCHEDULE 6.4, no consent, authorization, or approval of, or exemption by, or filing with, any Governmental Authority, is required in connection with the execution, delivery and performance by the Seller of this Agreement or the other Ancillary Agreements to which it is a party or of any of the instruments or agreements herein referred to, or the taking of any action herein or therein contemplated to be taken by the Seller.

        6.5     REAL PROPERTY.

                (a) OWNED REAL PROPERTY. The Seller is the owner of good, valid and marketable fee title to the Owned Real Property, free and clear of all Liens, other than Permitted Liens. The Seller has not granted, made or entered into any option, commitment or agreement to or with any Person for the purchase of the Owned Real Property or for the possession or occupancy by any Person of any part of the Owned Real Property or the facilities located thereon.

                (b) LEASED PROPERTY. Set forth on SCHEDULE 1.63 is a true, accurate and complete list of the only leases, subleases, licenses and other agreements under which the Seller uses or occupies the Leased Real Property in connection with the Business. The Seller has delivered or caused to be delivered to the Buyers true and complete copies of the Real Property Leases, including all modifications, amendments and supplements thereto. The Real
Property Leases are in full force and effect, unimpaired by any acts or omissions of the Seller, and constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms and, to the Seller's Knowledge, against any other party thereto. All rent and other sums and charges payable by the Seller as tenant thereunder are current, no notice of default or termination thereunder is outstanding, no termination event or condition or uncured default on the part of the Seller or, to the Seller's Knowledge, the landlord, exists thereunder, and no event has occurred and no condition exists which, with the giving of notice, the lapse of time, or both, would constitute such a default or termination event or condition.

                (c) ENTIRE PREMISES. The Owned Real Property and the Leased Real Property comprise all of the real property presently used by the Seller or its Affiliates in the conduct and operation of the Purchased Assets and the Business.

                (d) USE OF LEASED REAL PROPERTY. The Seller has not subleased, sublicensed or given any other Person the right to use or occupy any of the Leased Real Property.

                (e) CONDEMNATION. There are no pending, and the Seller has not received written notice and has no Knowledge of any threatened or contemplated, condemnation proceeding affecting any part of the Owned Real Property or the Leased Real Property or of any sale or other disposition of any part of the Owned Real Property or the Leased Real Property in lieu of condemnation.

                (f) CASUALTY. No portion of the Owned Real Property or the Leased Real Property has suffered any material damage by fire or other casualty which has not been repaired and substantially restored to its original condition.

        6.6     TANGIBLE PERSONAL PROPERTY. Except as disclosed on SCHEDULE 6.6.

                (a) The Seller has good and marketable title to the Equipment, the Miscellaneous Tangibles and the Inventory and other tangible personal property (excluding the Leased Assets) (collectively, the "TANGIBLE PROPERTY"), free and clear of all Liens other than Permitted Liens.

                (b) No third party has any option or right of first refusal to purchase all or any part of the Tangible Property except for Inventory to be sold in the Ordinary Course of Business.

                (c) There are no Liens, other than Permitted Liens, or rights, uses, or privileges of others with respect to the Tangible Property except as may be imposed by bulk sales and transfer Laws.

                (d) All property and assets comprising any part of the Purchased Assets are sold "as is" with no warranty of any kind, express or implied, and specifically no express warranties, or warranty of merchantability or fitness for any particular purpose is given by the Seller hereunder. The Purchased Assets constitute all of the assets (real or personal), Permits, contracts, properties and rights (other than the Excluded Assets) which are necessary for the continued conduct of the Business after the Closing in substantially the same manner as conducted by the Seller prior to the Closing.

        6.7     LITIGATION.  Except as disclosed on SCHEDULE 6.7:

                (a) There is no Action pending or, to the Seller's Knowledge, threatened against the Seller or any of its Affiliates as a result of the Seller's ownership or operation of the Purchased Assets or against the Purchased Assets or Business; and

                (b) The use or operation of the Purchased Assets is not subject to any injunction, order, judgment, writ or decree.

        6.8 CONTRACTS AND OTHER AGREEMENTS. The Material Contracts listed on SCHEDULE 6.8 constitute all of the Material Contracts related to the Purchased Assets and the Business. The Seller has delivered or caused to be delivered to the Buyers true and complete copies of all the Material Contracts, including all modifications, amendments and supplements thereto. The Material Contracts are in full force and effect, unimpaired by any acts or omissions of the Seller, and constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their terms and, to the Sellers' Knowledge, against any other party thereto. To the Seller's Knowledge, each other party to the Material Contracts is in compliance in all material respects with all the provisions thereof, and no other party to any Material Contract has notified the Seller that it considers the Seller or its Affiliates to be in breach in any material respect thereof. The Seller has not received written notice that any Person intends to terminate or default under any Material Contract before its stated term, if any.

        6.9     INTELLECTUAL PROPERTY.  With respect to the Business:

                (a) To the Seller's Knowledge, the Assigned Intellectual Property constitutes all of the Intellectual Property Used in or necessary for the conduct and operation of the Business as currently conducted by the Seller;

                (b) There are no Patents, Copyrights or Trademarks Used in or necessary for the conduct or operation of the Business as currently conducted by the Seller;

                (c) The Seller owns or possesses or has the right to use, sell, license, sublicense, distribute, reproduce display or perform, pursuant to valid and enforceable, written licenses, sublicenses, agreements, or permissions all Assigned Intellectual Property. Each item of Assigned Intellectual Property owned or used by the Seller immediately prior to the Closing Date hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing Date;

                (d) There are no Liens other than Permitted Liens on any of the Assigned Intellectual Property;

                (e)     Except as set forth on SCHEDULE 6.9(E):

                        (i) there is no Action pending or, to the Seller's Knowledge, threatened, against the Seller or any of its Affiliates relating to the operation of the Business alleging the infringement or misappropriation of the Intellectual Property rights of any other Person; and

                        (ii) to the Seller's Knowledge, the operation of the Business does not infringe upon or constitute a misappropriation of the Intellectual Property rights of any other Person;

                (f)     All   Assigned   IP   Licenses   within  the   Assigned
Intellectual  Property are subsisting,  valid and are in full force and effect;
and

                (g) To the Seller's Knowledge, no Person is infringing upon or misappropriating the Assigned Intellectual Property.

        6.10 TAXES. The Seller and its Affiliates have properly prepared and duly and timely filed all Tax Returns required to be filed by the Seller or its Affiliates in connection with the Purchased Assets or the Business and all such Tax Returns (including information provided therewith or with respect to thereto) are true, complete and correct in all respects. The Seller and its Affiliates have duly and timely paid all Taxes properly payable and due by the Seller or its Affiliates in respect of the Business or the Purchased Assets (whether or not shown as due on such Tax Returns), and have made adequate provisions for any Taxes that are not yet due and payable in respect of the Purchased Assets or the Business, for all taxable periods, or portions thereof, ending on or before the date hereof. No audit or other proceeding by any Tax Authority is pending or threatened with respect to any Taxes due from or with respect to the Seller and its Affiliates in connection with the Purchased Assets or the Business, nor has any audit of any such Tax Return been conducted within the previous five taxable years of the Seller or its Affiliates. There are no Tax deficiencies of any kind assessed against or relating to the Seller and its Affiliates with respect to any taxable periods prior to the Closing

Date of a character or nature that would result in a Claim against the Buyer, or a Lien upon the Purchased Assets. No claim in writing has been made by any Tax Authority in a jurisdiction where the Seller and its Affiliates do not file Tax Returns with respect to the Purchased Assets or the Business that they are or may be subject to taxation by that jurisdiction with respect to the Business. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the Seller or its Affiliates with respect to the Purchased Assets or the Business for any taxable period and no request for any such waiver or extension is currently pending. There are no Liens for Taxes upon the Purchased Assets, except for Permitted Liens.

        6.11   PRODUCT  LIABILITY.  To  the  Seller's  Knowledge,   except  as
disclosed on SCHEDULE 6.11, during the one year period prior to the date of this Agreement, there have been no Claims in excess of $50,000 asserted or threatened in writing against the Seller or its Affiliates for product liability in respect of any Product manufactured, sold or distributed at any time by the Seller or its Affiliates in connection with the Business, including any Claim on account of any express or implied warranty, except for normal returns and allowances.

        6.12    EMPLOYEE BENEFIT PLANS.

                (a) Except as disclosed in SCHEDULE 6.12(A), with respect to the employees, consultants, officers or directors of the Business or any former employee, consultant, officer or director of the Business, the Seller does not maintain or contribute to or have any obligation to maintain or contribute to, or have any direct or indirect liability, whether contingent or otherwise, with respect to any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Seller is the owner, the beneficiary, or both), Code
Section 125 "cafeteria" or "flexible" benefit, employee loan, educational assistance or fringe benefit plan, whether written or oral, including, any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA, or (ii) other employee benefit plan, agreement, program, policy, arrangement or payroll practice, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) under which any employees, consultants, officers or directors of the Business or any former employee, consultant, officer or director of the Business has any present or future right to benefits (collectively, the "BENEFIT Plans"). If any Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA ("MULTIEMPLOYER PLAN"), then, other than as specifically stated below, any representation contained in this SECTION 6.12 with respect to such Benefit Plan is made to the best of the Seller's Knowledge.

                (b) Except as disclosed in SCHEDULE 6.12(B), to the Seller's Knowledge (i) each Benefit Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations; (ii) with respect to any Benefit Plan, other than routine claims for benefits, no Liens, Actions or complaints to or by any Person or Governmental Authority have been filed or made against such Benefit Plan or the Seller or, to the Knowledge of the Seller, against any other Person; (iii) no individual who has performed services for the Seller has been improperly excluded from participation in any Benefit Plan; and (iv) there are no audits or proceedings initiated pursuant to the Employee Plans Compliance Resolution System or similar proceedings pending with the Internal Revenue Service or Department of Labor with respect to any Benefit Plan.

                (c) The Seller has not received any notification that any Multiemployer Plan disclosed in SCHEDULE 6.12(A) is in reorganization (within the meaning of Section 4121 of ERISA), is insolvent (within the meaning of
Section 4245 of ERISA) or has been terminated (within the meaning of Title IV of ERISA) and, to the Knowledge of the Seller, no Multiemployer Plan disclosed in SCHEDULE 6.12(A) is expected to be in reorganization, insolvent or terminated. The Buyers will not have (i) any obligation to make any contribution to any Multiemployer Plan disclosed in SCHEDULE 6.12(A) or (ii) any withdrawal liability from any such Multiemployer Plan under Section 4201 of ERISA which they would not have had but for the transactions contemplated by this Agreement, including any withdrawal liability were the Buyers to withdraw partially or completely from such Multiemployer Plan. Other than as specifically stated in the first sentence of this SECTION 6.12(C), this SECTION 6.12(C) is not limited to the Knowledge of the Seller.

                (d) All contributions (including all employer contributions and employee salary reduction contributions) or premium payments required to have been made under the terms of any Benefit Plan, or in accordance with applicable Law, as of the date hereof, have not been timely made. The Seller is not, and does not expect to be, in respect of any of the Purchased Assets, subject to any Lien pursuant to Section 412(n) of the Code or Title IV of ERISA.

                (e) The Seller and any of its ERISA Affiliates does not now and in the past six years has not established, maintained or contributed to any employee benefit plan subject to Title IV of ERISA.

                (f) The Seller has no obligation to provide or make available post-employment welfare benefits or welfare benefit coverage for any employee or former employee, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and at the expense of the employee or former employee. Each Benefit Plan which is a "group health plan" within the meaning of Section 5000(b)(1) of the Code and Section 607(l) of ERISA has been administered in material compliance with, and the Seller has otherwise complied with COBRA and the regulations promulgated thereunder.

                (g) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) with respect to any shareholders or former shareholders of the Seller or any employees, consultants, officers or directors of the Business, or any former employees, consultants, officers or directors of the Business, including the Transferred Employees in the case of CLAUSES (i) to (iv), (i) result in any payment becoming due, or increase the amount of any compensation due, to any employee of the Seller; (ii) increase any benefits otherwise payable under any Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment," as defined in Section 280G(b)(1) of the Code; (v) result in the triggering or imposition of any restrictions or limitations on the rights of the sponsor of any Benefit Plan to amend or terminate such Benefit Plan; (vi) result in a complete or partial withdrawal from any Multiemployer Plan; (vii) constitute a transaction described in Section 4069 or 4212(c) of ERISA; or
(viii) result in a violation of the privacy requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the regulations promulgated thereunder.

                (h) The Seller has no plan, contract or commitment, whether legally binding or not, to create any additional employee benefit or compensation plans, policies or arrangements or, except as may be required by applicable law, to modify any Benefit Plan with respect to the Business or the Transferred Employees.

                (i) The Buyer will not incur any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") if, during the 90-day period following the Closing Date, only terminations of employment in the normal course of operations occur. SCHEDULE 6.12(I) contains a list of all employees or former employees of the Seller who have suffered an "employment loss" (as defined in the regulations under WARN) during the 90-day period preceding the Closing Date at each "single site of employment" (as defined in the regulations under WARN) included in the Business, and the date of such employment loss and applicable site of employment for each such person.

                (j) The Seller has made available to the Buyer with respect to each Benefit Plan, a true, correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) the most recent documents constituting the Benefit Plan and all amendments thereto, (ii) any related trust agreement or other funding instrument; (iii) the most recent IRS determination letter; (iv) the most recent summary plan description, summary of material modifications and any other written communication (or a description of any oral communications) by the Seller to its employees concerning the extent of the benefits provided under a Benefit Plan; (v) audited financial statements and actuarial valuation reports; and (vi) any other documents in respect of a Benefit Plan reasonably requested by the Buyer.

        6.13 BROKER'S FEE. The Seller has not incurred any obligation or liability, contingent or otherwise, for broker's or finder's fees with respect to the matters provided for in this Agreement.

        6.14    COMPLIANCE WITH LAWS; PERMITS.

                (a) The Seller is in material compliance with all Laws applicable to the Business or the Purchased Assets.

                (b) Except as disclosed in SCHEDULE 6.14(B), the Seller has all Permits required for the conduct of Business as now being conducted, all of which are in full force and effect. All such Permits are listed on SCHEDULE 6.14(B) other than routine permits for the use and occupancy of the Leased Real Property. There are no Actions pending or, to the Knowledge of the Seller, threatened to terminate or otherwise limit rights under any such Permits, except as disclosed on SCHEDULE 6.14(B).

The representations and warranties set forth in this Section 6.14 do not apply to compliance with Environmental Laws or Permits required under Environmental Laws, which are addressed in Section 6.15.

        6.15    ENVIRONMENTAL COMPLIANCE.

                (a)     To  the  Seller's   Knowledge,   the   operations   and
properties of the Business are and have been in the preceding five years in compliance in all material respects with Environmental Laws.

                (b) To the Seller's Knowledge, the Seller possesses and is and has been for the preceding five years in compliance in all material respects with all Permits required under Environmental Laws for the operation of the Business.

                (c) Except as disclosed in SCHEDULE 6.15, to the Seller's Knowledge, the Seller has not caused, nor is it responsible for, any release or disposal of any Hazardous Materials, except in compliance with Environmental Laws, and to Seller's Knowledge there are no events, conditions, including any condition on, in or under the Leased Real Property arising out of any release or disposal of Hazardous Materials, or circumstances reasonably likely to result in liability of the Seller pursuant to Environmental Laws.

                (d) No Environmental Claims that remain unresolved have been asserted in writing or to the Seller's Knowledge, threatened against the Seller or any of its Affiliates with respect to the Purchased Assets or the Business.

                (e) The Seller has delivered to the Buyer true and complete copies of all environmental assessment reports or other documentation related to the condition of the environment or the requirements of Environmental Laws in the possession or control of the Seller or its Affiliates, regarding environmental conditions or compliance with Environmental Laws at any of the properties currently or formerly owned or operated by the Seller or any of its Affiliates or at any other location for which the Seller or any of its Affiliates may be liable with respect to the Business.

        6.16 NO MATERIAL ADVERSE CHANGE. Except as set forth in SCHEDULE 6.16, since September 30, 2006, there has not been any event, change or effect that is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), properties, liabilities or results of operations of the Business and the Purchased Assets, taken as a whole. Except as set forth in SCHEDULE 6.16, since September 30, 2006, the Seller has not:

                (a) sold, leased, abandoned or otherwise transferred (or contracted to sell, lease or otherwise transfer) any of the assets or properties of the Business, except in the Ordinary Course of Business consistent with the Seller's past practice in the previous 12 months;

                (b) suffered or incurred any damage, destruction or other casualty loss, individually or in the aggregate in excess of $100,000 to any of the Purchased Assets (other than the Leased Real Property), normal wear and tear excepted; or

                (c) agreed, whether in writing or otherwise, to take an action described in the foregoing clauses (a) and (b).

        6.17 PREPAID EXPENSES. SCHEDULE 6.17 is a true, complete and accurate list of prepaid rent, other prepaid charges due under any Assumed Contracts and all real and personal property Taxes levied on the Purchased Assets as of the date hereof.

        6.18 INVESTMENT REPRESENTATION. The Seller is acquiring the Unifi Stock Consideration for its own account for investment, and not with a view to, or for sale in connection with, any distribution thereof, and does not have any present intention of distributing or selling the same.


                                   ARTICLE 7
                   THE BUYER'S REPRESENTATIONS AND WARRANTIES

        The Buyer represents and warrants to the Seller as follows.

        7.1 ORGANIZATION. The Buyer is duly organized, validly existing and in good standing under the Laws of the State of North Carolina and has full corporate power to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party.

        7.2 NO CONFLICT. Except as set forth in SCHEDULE 7.2, neither the execution, delivery or performance of this Agreement or the Ancillary
Agreements to which it is a party, nor the consummation of transactions contemplated by this Agreement or by the Ancillary Agreements to which it is a party, will (i) violate any provision of the Buyer's articles of incorporation or bylaws, or any Law by which the Buyer or any of its properties may be bound; or (ii) conflict with, result in a breach of the terms and conditions of, or constitute a default under, any agreement to which the Buyer is a party or by which it or any of its properties may be bound.

        7.3 AUTHORITY. The Buyer has taken all necessary corporate action to authorize the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party, the performance by the Buyer of its obligations hereunder and thereunder, and the execution and delivery by the Buyer of all instruments and other documents contemplated hereby and thereby. This Agreement constitutes, and each Ancillary Agreement to which it is a party, when executed, will constitute, legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, or similar Laws affecting the enforcement of creditors' rights generally and rules and Laws concerning equitable remedies.

        7.4 BROKER'S FEE. The Buyer has not incurred any obligation or liability, contingent or otherwise, for broker's or finder's fees with respect to the matters provided for in this Agreement.

        7.5     FILING   REQUIREMENTS.   Except   for   filing   and   approval
requirements under the HSR Act or any other antitrust pre-merger or pre-acquisition requirements and as set forth on SCHEDULE 7.5, no consent, authorization, or approval of, or exemption by, or filing with, any Governmental Authority, is required in connection with the execution, delivery and performance by the Buyer of this Agreement or the other Ancillary Agreements or of any of the instruments or agreements herein referred to, or the taking of any action herein or therein contemplated to be taken by the Buyer.

        7.6 UNIFI STOCK CONSIDERATION. The Unifi Stock Consideration, when issued, sold and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free of any Liens, other than restrictions on transfer under applicable state and federal securities laws.

        7.7     CAPITALIZATION.

                (a) Set forth on SCHEDULE 7.7 is (i) the authorized capital stock of Unifi Parent on the date hereof; (ii) the number of shares of capital stock issued and outstanding; (iii) the number of shares of capital stock issuable pursuant to the Unifi Parent stock plans; and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of Unifi Parent. All of the issued and outstanding shares of Unifi Parent capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of Unifi Parent. Except as set forth on SCHEDULE 7.7, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which Unifi Parent is or may be obligated to issue any equity securities of any kind, or to transfer any equity securities of any kind. Except as described in the SEC Filings, Unifi Parent does not know of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of Unifi Parent relating to the securities held by them. Except as set forth on
SCHEDULE 7.7, Unifi Parent has not granted any Person the right to require Unifi Parent to register any securities of Unifi Parent under the Securities Act, whether on a demand basis or in connection with the registration of securities of Unifi Parent for its own account or for the account of any other Person.

                (b) All of the outstanding shares of capital stock of Unifi Parent are, and as of the Closing, will be, duly authorized, validly issued, fully paid and nonassessable and none of such securities are or were at the time of issuance subject to any preemptive rights (statutory or otherwise), except such rights as have lapsed or been validly waived.

        7.8 DELIVERY OF SEC FILINGS. The Buyer has provided the Seller with copies of Unifi Parent's most recent Annual Report on Form 10-K for the fiscal year ended June 25, 2006 (the "UNIFI ANNUAL REPORT"), and all other reports filed by Unifi Parent pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") since the filing of the Unifi Annual Report (collectively, the "SEC FILINGS")

        7.9 NO MATERIAL ADVERSE CHANGE. Since the filing of the Unifi Annual Report or as otherwise identified and described in the SEC Filings, there has not been:

                        (i) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of Unifi Parent, or any redemption or repurchase of any securities of Unifi Parent;

                        (ii)    any  material  damage,   destruction  or  loss,
whether or not covered by insurance to any assets or properties of or any of its subsidiaries; or

                        (iii) any event, change or effect that is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), properties, liabilities, or results of operation or the business of Unifi Parent and its subsidiaries, taken as a whole.

        7.10 SEC FILINGS; MATERIAL CONTRACTS. As of its filing date, each SEC Filings, was, on its face, appropriately responsive, in all material respects to the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        7.11 FORM S-3 ELIGIBILITY. Unifi Parent is currently eligible to register the resale of the Unifi Stock Consideration by the Seller on a registration statement on Form S-3 under the Securities Act.

                                   ARTICLE 8
                               PRE-CLOSING PERIOD

        The Seller and the Buyer covenant and agree that between the date of this Agreement and the Closing Date:

        8.1 DUE DILIGENCE; CONFIDENTIALITY. The Buyer and its Representatives shall be entitled to conduct a review of the Dillon Facilities, the Purchased Assets and the Business (the "DUE DILIGENCE") in a manner which does not unreasonably interfere with the operations of the Business. In furtherance thereof, the Seller and its Affiliates shall, to the extent reasonably required for the performance by the Buyer of its Due Diligence:

                (a) make available the information in the Seller's or its Affiliates' possession with respect to the assets (including the Purchased Assets), Liabilities, business, condition (financial and otherwise) and operations of the Business;

                (b) upon reasonable prior notice, give the Buyer and its Representatives full access during normal business hours to the Purchased Assets and the Dillon Facilities;

                (c) otherwise instruct the counsel, auditors and other authorized Representatives of the Seller and its Affiliates to cooperate with the Buyer and its Representatives in their Due Diligence; and

                (d) provide the Buyer with the right to perform a Phase I Environmental Assessment. The Buyer shall not perform any sampling of soil, groundwater or surface water.

        8.2 OPERATE PURCHASED ASSETS IN THE ORDINARY COURSE; NO MATERIAL CHANGE OR MATERIAL COMMITMENTS. Except as contemplated by this Agreement or the Ancillary Agreements or set forth on SCHEDULE 8.2, or otherwise consented to or requested by the Buyer in writing, the Seller shall operate and maintain the Business and the Purchased Assets solely in the Ordinary Course of Business. Without prejudice to the other provisions of this SECTION 8.2, the Seller shall not, without the prior written consent of the Buyer (which shall not be unreasonably withheld or delayed):

                (a) demolish, remove, alter, enlarge or dispose of any of the Purchased Assets other than in the Ordinary Course of Business, other than removal of any Excluded Assets;

                (b) except as set forth on SCHEDULE 8.2(B), make any new commitments for capital expenditures in excess of $100,000, in the aggregate, with respect to the Purchased Assets or Products made therewith;

                (c)     make  any  non-capital  commitments,   outside  of  the
Ordinary Course of Business, with respect to the Purchased Assets or Products made therewith;

                (d) make any material change to the Dillon Facilities or to the Seller's operation of the Business or the Purchased Assets;

                (e) cancel, terminate, amend, modify or fail to perform the Seller's obligations under any Assumed Lease or any Material Contract;

                (f) (i) adopt, terminate or amend, except as may be required by this Agreement or applicable Law, fund or secure any benefit plan or bonus, profit sharing, deferred compensation, incentive, stock option or stock purchase plan, program or commitment, paid time off for sickness or other plan, program or arrangement for the benefit of any of the employees of the Business or (ii) grant any increase in the compensation of any of the employees of the Business (including any such increase pursuant to any bonus, profit sharing or other compensation or incentive plan, program or commitment);

                (g) amend or modify any existing employment agreement or any consulting agreement with respect to any of the employees of the Business;

                (h) enter into, amend or modify any collective bargaining agreements covering any employees of the Business;

                (i) issue any communication to employees of the Seller or its Affiliates involved in the Business with respect to compensation, benefits or employment continuation or opportunity following the Closing Date, except as required by Law;

                (j) increase the base wages or salary payable to any of the employees of the Business; or

                (k)     renew,   amend  or  modify  any  material  contract  or
agreement  with  respect  to any  contract  employee  employed  at  the  Dillon
Facilities.

        8.3 EFFORTS TO PRESERVE RELATIONSHIPS AND ORGANIZATION. Except as otherwise provided herein, or consented to by the Buyer in writing, the Seller shall use its best efforts on a commercially reasonable basis to preserve intact its business organization relating to the Business and the Purchased Assets, and to preserve the Seller's relationship with material suppliers to the Dillon Facilities and customers of the Business. With the express written consent of the Seller, the Buyer shall be entitled to communicate directly with
(i) customers of the Business, (ii) third parties to the Material Contracts with a view to amending or modifying the terms of such Material Contracts as of the Closing, and (iii) suppliers of the Business with a view to informing them of the Buyer's intentions for the Business after the Closing.

        8.4 WORK DILIGENTLY TOWARDS CLOSING. Each of the Buyer and the Seller shall use its reasonable best efforts to work diligently, including obtaining all necessary governmental approvals and filings, obtaining all required assignments of Material Contracts and working in good faith to negotiate the terms of the Ancillary Agreements (other than the Ancillary

Agreements attached hereto as Exhibits) consistent with the material terms set forth on the Schedules attached hereto with a view that all conditions to the Closing of this Agreement are satisfied and such Closing can occur on or before January 15, 2007.

        8.5 PROMPT NOTIFICATION OF BREACH. Each Party shall use its reasonable best efforts to promptly notify the other Party of any breach of any of the notifying Party's representations, warranties, covenants or agreements or of any circumstance or event which it believes in good faith is reasonably likely to cause any of such representations, warranties, covenants or agreements to be breached.

        8.6 SHAREHOLDER VOTE. The Seller shall cause a meeting of its shareholders to be duly called and held as soon as practicable after the date hereof, but in any event no later than 45 days after the date hereof, for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated hereby. The Seller shall take all action necessary in accordance with applicable Law and its constitutive documents to duly call, give notice of, and convene such shareholders meeting and to prepare all such informational statements as may be required to adequately describe to its shareholders the matters requiring their approval and to so solicit their approval.

        8.7 UPDATE OF PREPAID EXPENSES SCHEDULE. No later than two days before the Closing Date, the Seller shall deliver to the Buyer an updated
SCHEDULE 6.17, setting forth an update of the items set forth therein, setting forth actual numbers, or good faith estimates if actual numbers are not known, of each such item through to the Closing Date.


                                   ARTICLE 9
                             GOVERNMENTAL CONSENTS

        9.1 COOPERATION. Each Party shall use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of, and to give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement, and also to enable the Buyer to own, use and operate the Purchased Assets and the Business, and each Party shall cooperate fully with the other Party in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. Each Party agrees to make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby within five Business Days following the date of this Agreement and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The Parties agree not to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

                                  ARTICLE 10
                       NON-COMPETITION; NON-SOLICITATION

        10.1 NON-COMPETITION. For a period from the Closing through to the fifth anniversary of the expiration of the term of the Sales and Services Contract, none of the Seller, any of its Affiliates or Stephen Wener, Lee Johnson or William Cohen shall, directly or indirectly, engage in the manufacture, production, marketing, distribution or sale of the Product in the Territory, or acquire any interest in, any Person that is engaged in the manufacture, production, marketing, distribution or sale of Product in the Territory.

        10.2 EXCEPTIONS. Notwithstanding the foregoing, the Parties hereby acknowledge and agree that nothing set forth in Section 10.1 shall:

                (a) prevent the Seller, its Affiliates or any of the Principals from acquiring any Person, or the assets thereof, if less than 5% of the gross revenues of such Person (based on such Person's latest annual audited consolidated financial statements) were derived from the manufacture, production, marketing, distribution or sale of Product in the Territory; PROVIDED, that, unless within 90 days of such acquisition, such Person ceases to be engaged in the manufacture, production, marketing, distribution or sale of Product in the Territory, the Seller, its Affiliates or the affected Principal shall divest themselves (by way of "auction" or other competitive bidding process, negotiated sale, or other manner of divestiture as the Seller or such Affiliates shall deem appropriate) within one year of such acquisition, of the assets or operations so acquired that are engaged in the actions prohibited in SECTION 10.1 (the "COMPETING BUSINESS"). As soon as practical after the purchase by the Seller, its Affiliates or a Principal of a Competing Business, the Seller or the affected Principal shall offer, or cause its Affiliates to offer, the Competing Business to the Buyer to purchase. If the Buyer declines to purchase such assets at a price acceptable to the Seller, the Seller or the affected Principal shall expeditiously proceed to sell, or cause its Affiliates to sell, the Competing Business to an independent third party at a price and on terms that, in the reasonable business judgment of the Seller or the affected Principal or its Affiliates, are not inferior to those offered by the Buyer, PROVIDED, that if the Competing Business is divested by way of a bidding process, the Buyer shall have an opportunity to participate in such bidding process;

                (b) prevent the Seller, its Affiliates or any of the Principals from acquiring securities representing not more than 2% of the outstanding voting power of any publicly held corporation that has voting securities traded on a national securities exchange, the Nasdaq Stock Market or on any over-the-counter market; or

                (c) apply to the resale of Product purchased before the Closing and returned by a customer for any reason or no reason after the Closing (PROVIDED that the Seller shall first offer such Product to the Buyer).

        10.3 NON-SOLICITATION. For a period from the Closing through to the second anniversary of the expiration of the term of the Sales and Services

Contract, each of the Seller and the Principals shall not, directly or indirectly, solicit, induce, or in any manner attempt to solicit or induce, any employees of the Business or the Buyer to terminate his or her employment or to become their employees; PROVIDED that an employee shall be deemed not to have been solicited for employment if such employee responded to a BONA FIDE general solicitation for employment and PROVIDED, FURTHER, HOWEVER, that this SECTION
10.3 shall not apply to any such employee who is terminated by the Business or the Buyer after the Closing Date or who voluntarily resigns after the Closing Date other than because of any inducement to resign or leave their employment by any of the Seller, the Principals or any of their Affiliates.

        10.4    REMEDIES FOR BREACH; SEVERABILITY.

                (a) In the event of a breach, or threatened breach of the provisions of this ARTICLE 10, in addition to any other remedies the Buyer may have at law or in equity, the Buyer shall be entitled to seek an injunction or similar remedy so as to enable it specifically to enforce such provisions, without the necessity of proving irreparable harm or satisfying any requirement to post any bond or other security.

                (b) It is the desire and intent of the Parties and the Principals that the provisions of this ARTICLE 10 be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this ARTICLE 10 should be adjudicated to be invalid or unenforceable, such portion shall be deleted and such deletion shall apply only with respect to the operation of this ARTICLE 10 in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope in terms of area or length of time, but may be enforceable with limitations thereon, the Parties and the Principals agree that the same shall, nevertheless, be enforceable to the fullest extent permissible under the Laws and public policies applied in such jurisdiction in which enforcement is sought.


                                  ARTICLE 11
            CLOSING; DELIVERIES BY THE PARTIES; CONDITIONS PRECEDENT

        11.1    THE CLOSING; FURTHER ASSURANCES.

                (a) The consummation of the transactions which are contemplated by this Agreement to be consummated on the Closing Date (the "CLOSING") shall take place five Business Days following the satisfaction or waiver of the conditions set forth in SECTIONS 11.5, 11.6 AND 11.7 (other than those conditions which, by their nature, can only be satisfied at the Closing), at 10:00 a.m. (New York City time), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 6064, or at such other time and place as shall be mutually agreed upon by the Parties. The date on which the Closing occurs is referred to herein as the "CLOSING DATE" and the Closing shall be deemed to have occurred on 12:01 a.m. on the Closing Date.

                (b) Subject to the other provisions of this Agreement, each of the Parties agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by any applicable Law or as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

        11.2 BUYERS' DELIVERIES. At the Closing, the Buyer shall deliver, or cause to be delivered, to the Seller the following.

                (a) An amount equal to the Cash Payment (as adjusted pursuant to SECTION 5.2, if applicable) by wire transfer in immediately available funds pursuant to wire instructions which shall be delivered by the Seller to the Buyer no later than three Business Days prior to the Closing Date;

                (b)     Evidence   of  the   issuance   of  the   Unifi   Stock
Consideration to the Seller;

                (c) A duly executed Bill of Sale, Assignment and Assumption Agreement;

                (d)     A duly executed Buyer's Certificate;

                (e)     A duly executed Dillon Manufacturing Agreement;

                (f)     A  duly  executed   American   Drawtech   Manufacturing
Agreement;

                (g)     A duly executed Sales and Services Agreement;

                (h)     A duly executed Registration Rights Agreement; and

                (i) Such other instruments and documents deemed necessary or appropriate by the Seller, and agreed to by the Buyer, to effectuate the transactions contemplated by this Agreement.

        11.3 THE SELLER'S DELIVERIES. At the Closing, the Seller shall deliver, or cause to be delivered, to the Buyer the following:

                (a) A duly executed Bill of Sale, Assignment and Assumption Agreement;

                (b)     A duly executed Limited Warranty Deed;

                (c)     A duly executed Seller's Certificate;

                (d)     A duly executed Guaranty;

                (e)     A duly executed Dillon Manufacturing Agreement;

                (f)     A duly executed American Drawtech Manufacturing
Agreement;

                (g)     A duly executed Sales and Services Agreement;

                (h)     A duly executed Registration Rights Agreement;

                (i) A duly executed certificate stating that the Seller is not a "foreign" person within the meaning of Section 1445 of the Code, which certificate shall set forth all information required by, and otherwise be executed in accordance with, Treasury Regulation ss. 1.1445-2(b)(2);

                (j) A duly executed affidavit necessary for the Buyer to obtain title insurance for the Leased Real Property and substantially in the form attached hereto as EXHIBIT H;

                (k) An affidavit of title, the form and substance of which shall be subject to the reasonable approval of the Buyer's title insurance company and such other affidavits as are customarily delivered by a seller of real property in the jurisdiction where the Owned Real Property is located; and

                (l) Such other instruments and documents deemed necessary or appropriate by the Buyer, and agreed to by the Seller, to effectuate the transactions contemplated by this Agreement.

        11.4 RELEASE OF TRANSFERRED EMPLOYEES FROM CONFIDENTIALITY UNDERTAKING. Effective as of the Closing Date, the Seller shall release any Transferred Employee who shall be employed by the Buyer from any secrecy, confidentiality, non-competition or similar agreement theretofore entered into between such Transferred Employee and the Seller; PROVIDED, that nothing in this SECTION 11.4 shall release a Transferred Employee from any secrecy or confidentiality agreement with or obligation to the Seller or any Person in respect of any business other than the Business or any assets other than the Purchased Assets.

        11.5 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to complete the Closing and otherwise to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by agreement of the Seller and the Buyer in writing, in whole or in part, to the extent permitted by applicable Law:

                (a) All waiting periods and any extensions thereof under the HSR Act applicable to the consummation of the transactions contemplated by this Agreement shall have been satisfied, expired or been terminated (the "HSR CONDITION"), without imposing any conditions on either of the Parties which are deemed by the Seller or the Buyer, as the case may be, in its reasonable opinion to be unacceptable;

                (b) All other governmental consents and approvals, as are required by Law, shall have been obtained for the purposes of implementing the transactions contemplated by this Agreement; and

                (c) No order, writ, injunction, or decree shall have been issued which restrains, enjoins, or invalidates, or otherwise has a Material Adverse Effect on the transaction and no Action shall be pending or threatened that has a reasonable likelihood of resulting in any such order, writ, injunction, or decree being issued.

        11.6 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligation of the Buyer to complete the Closing and otherwise to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following additional conditions, compliance with which or the occurrence of which may be waived, in whole or in part, by the Buyer:

                (a) The representations and warranties of the Seller contained in this Agreement that are qualified as to materiality shall be true and correct, and representations and warranties of the Seller contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, at the time made and as of the Closing Date as if made at and as of such time;

                (b) The Seller shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by the Seller under this Agreement at or prior to the Closing;

                (c) The Seller shall have delivered or caused to be delivered to the Buyer each of the documents specified in SECTION 11.3;

                (d) The Buyer shall have received or otherwise hold all third-party approvals (including those required under any Material Contract), clearances, consents, and authorizations necessary to permit the Buyer (or, if applicable, the Buyer shall have received adequate assurances reasonably satisfactory to them that all such material approvals, clearances, consents, and authorizations will be given) to operate the Business as it is currently conducted, including the consent described in SCHEDULE 6.2, and no such authorizations shall be revoked, or, to the extent applicable, shall fail to be provided to the Buyer without additional expense and subject to no additional restrictions or burdens on the Buyer; PROVIDED, HOWEVER, that the condition set forth in this SECTION 11.6(D) shall be deemed satisfied (but not in respect of the consent described in SCHEDULE 6.2) unless the failure to obtain any such approvals, clearances, consents or authorizations, in the aggregate, would reasonably be expected to materially and adversely impair the Buyer's ability to conduct the Business as presently conducted consistent with past practice;

                (e) The Buyer shall not have determined, in its reasonable judgment, that any supplements to the Schedules made after the date hereof by the Seller or the matters described therein, individually or in the aggregate, would have a Material Adverse Effect on the assets, properties or business of the Buyer;

                (f) The Buyer shall have received evidence satisfactory to it of the release of all Liens on any of the Purchased Assets, other than Permitted Liens; and

                (g) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Seller as required by the South Carolina Business Corporation Act of 1988 and the Seller's constitutive documents, and such approval is in full force and effect and shall not have been revoked.

        11.7 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligation of the Seller to complete the Closing and otherwise to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following additional conditions, compliance with which or the occurrence of which may be waived, in whole or in part, by the Seller:

                (a) The representations and warranties of the Buyer contained in this Agreement that are qualified as to materiality shall be true and correct, and representations and warranties of the Buyer contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, at the time made and as of the Closing Date as if made at and as of such time;

                (b) The Buyer shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by the Buyer under this Agreement at or prior to the Closing; and

                (c)     The  Buyer  shall  have   delivered  or  caused  to  be
delivered to the Seller each of the documents specified in SECTION 11.2.


                                  ARTICLE 12
                              TAXES AND PRORATIONS

        12.1 UTILITY ACCOUNTS. The Parties shall arrange for all utility accounts to be read as of the commencement of business on the Closing Date. The Seller shall be responsible for all utility charges accruing up to the Closing Date and the Buyer shall be responsible for all utility charges accruing thereafter. The Parties agree to prorate on the basis of the number of days in the event no metering system for the prorating of utilities exists.

        12.2 PREPAID ITEMS. All prepaid rent, other prepaid charges due under any Assumed Contracts and all real and personal property Taxes (including fee-in-lieu-of-tax payments) levied on the Purchased Assets as set forth on
SCHEDULE 6.17 and as updated pursuant to SECTION 8.7 shall be prorated to the Closing Date based on the number of days. The prorations shall be based on the most recent available tax statements, latest tax valuations and latest bills. If the Closing occurs before the tax rate is fixed for the then current fiscal or calendar year, whichever is applicable, the proration of the corresponding Taxes shall be on the basis of the tax rate for the last preceding year applied to the latest assessed valuation. The Seller's estimated accrued liability (to the Closing) for any of the above-described Taxes and charges that are due and payable after the Closing, to the extent practicable, shall be made as a credit against the amount payable at the Closing by the Buyer. As to those prorations of Taxes and other charges which are not capable of being ascertained on or prior to the Closing Date, such prorations shall be payable by the Seller to the Buyer as an adjustment to the consideration for the Purchased Assets, and paid by the Buyer to the Seller within 90 days of the Closing Date.


                                  ARTICLE 13
                                   COVENANTS

        13.1 ACCOUNTS RECEIVABLE; CLAIMS. Any payment made to the Buyer after the Closing of accounts receivable of the Seller arising out of any transaction occurring before the Closing Date shall be held in trust for the benefit of the Seller and promptly forwarded by the Buyer to the Seller. Conversely, any payment made to the Seller of accounts receivable of the Buyer arising out of any transaction occurring on or after the Closing Date shall be held in trust for the benefit of the Buyer and promptly forwarded by the Seller to the Buyer. To the extent that, after the Closing Date, the Seller prosecutes against third parties any Claims that are Excluded Assets or Excluded Liabilities, it shall do so in a manner consistent with the past practice of the Business.

        13.2 BUSINESS RECORDS. Subject to SECTION 13.3, as soon after the Closing as is reasonably practicable but in no event later than three Business Days after the Closing, the Seller shall cause to be delivered to the Buyer the Business Records, it being understood that (i) Seller shall have the right to retain copies of the Business Records for the purposes of Tax and legal compliance and (ii) the Buyer shall cooperate with the Seller in identifying, and deliver to the Seller promptly upon request, any records or information contained in the Business Records that are not related to the Business.

        13.3    ACCESS  TO  BUSINESS  RECORDS.  From  time  to time  after  the
Closing, upon request by the Seller, the Buyer shall permit the Seller reasonable access to the Business Records delivered to Buyer in accordance with
SECTION 13.2 for the purposes of Tax and legal compliance; provided that, except with respect to Taxes and when a longer retention period is required by Law, for indemnification claims or otherwise agreed to in writing, the Buyer shall not be required to retain such books and records for a period of more than seven years from the Closing Date; PROVIDED, HOWEVER, that prior to destroying or discarding such books and records, the Buyer shall first provide the Seller with written notice of its intention to destroy or discard such books and records and the opportunity to retain or copy same.

        13.4 TAX MATTERS. After the Closing, the Buyer and the Seller agree to reasonably cooperate and assist one another regarding all Tax matters related to the Purchased Assets sold pursuant to this Agreement. The Buyer agrees to cooperate and assist the Seller in connection with any Tax audits of the Seller for any periods through the Closing Date. For a period of seven years after the Closing Date or, if longer, 90 days after the expiration of the applicable statute of limitations, taking into account any extensions actually obtained, with respect to any Tax matter or Tax Return, the Buyer shall provide the Seller with such information related to the Business as may reasonably be requested by the Seller in connection with preparation of any Tax Return and the conduct of any audit or other examination by any Tax Authority or in connection with judicial or administrative proceedings relating to any liability of the Seller for Taxes.

        13.5 LITIGATION ASSISTANCE. After the Closing, each Party shall reasonably cooperate with the other Party and the other Party's attorneys in the defense or prosecution of any Action instituted against or by the other Party pertaining to the Purchased Assets or the Business, excluding, however, any Action between the Parties. Such cooperation shall include conferring with the other Party's attorneys or experts at their offices during normal business hours at mutually convenient times and making available to the other Party's attorneys documents or copies of documents specific to the Purchased Assets or the Business, and such cooperation shall include giving testimony voluntarily. Such cooperation shall not require the cooperating Party to be joined as a party in any such Action or to furnish any information it reasonably believes would undermine an applicable legal privilege. Each Party further agrees that it shall not voluntarily disclose to any third party without the other Party's consent any information or documents received by it heretofore or hereafter from the other Party's attorneys in connection with the defense or prosecution of any Action. The other Party shall pay the out-of-pocket expenses of the cooperating Party and those expenses of the cooperating Party's employees and agents reasonably incurred in connection with providing such cooperation but shall not be responsible for paying fees or for reimbursing the cooperating Party for the salaries or costs of fringe benefits or other similar expenses of the cooperating Party's employees and agents in connection with time spent providing such cooperation to the other Party.

        13.6 POST-CLOSING ADMINISTRATION OF CERTAIN CONTRACTS. For any Assumed Contract for which the intended assignment by the Seller and assumption by the Buyer pursuant to the terms of the Assignment and Assumption Agreement will require the consent of a third party in, the Parties shall cooperate to procure such consent as promptly as commercially reasonable after the Closing Date, provided that (i) the Buyer and the Seller shall use reasonable commercial efforts to satisfy any and all conditions to obtaining the consent of any counterparty to such contract (which shall include an agreement by the Buyer to indemnify and hold the Seller harmless for any loss that the Seller may incur under any such contract by reason of any failure by the Buyer to perform all the obligations of the Seller under such contract after the Closing); (ii) the Parties shall undertake diligent efforts to avoid any cost or expenses associated with obtaining the consent of any third party required for the assignment of a contract; (iii) the scope and the terms and conditions of each such contract to be assigned under this Agreement shall remain materially unaltered by the assignment (except for the parties to that contract); and (iv) each Party shall bear its own internal costs and expenses associated with such efforts. If, notwithstanding the efforts of the Parties as set forth above, such a consent cannot be obtained for such an Assumed Contract, but for which the Assumed Contract would have been transferred hereunder to the Buyer, the Parties shall proceed as follows:

                (a) Until such Assumed Contract is novated or assigned (in no event longer than six months from the Closing Date), the Seller shall hold it in trust for the Buyer absolutely and the Buyer shall (if such sub-contracting is permissible and lawful under the contract), as the Seller's sub-contractor, perform all the obligations of the Seller under the contract to be discharged after the Closing Date and shall indemnify the Seller against all Actions in respect of any failure on the part of the Buyer to perform those obligations; PROVIDED that such trust arrangement may be irrevocably terminated by the Seller, without liability to the Seller, by written notice to the Buyer upon any failure by the Buyer to promptly and fully indemnify the Seller pursuant to this SECTION 13.6(A).

                (b) Until such Assumed Contract is novated or assigned to the Buyer (in no event longer than six months from the Closing Date), the Seller shall (so far as it lawfully may) use reasonable efforts to assist the Buyer (at the Buyer's request and expense) to enable the Buyer to enforce its rights under the contract. If the contract prohibits the Buyer from acting as the Seller's sub-contractor (as referred to in SECTION 13.6(A)) or the Buyer is not permitted to act as sub-contractor due to confidentiality obligations, the Seller shall, at the cost of the Buyer and to the extent that the Seller is reasonably able, do all such acts and things as the Buyer may reasonably require to enable due performance of the contract and to provide for the Buyer the benefits, subject to the burdens, of the contract, and the Buyer shall indemnify the Seller in respect of all such acts and things. The Buyer agrees to cooperate with such efforts by the Seller to the fullest extent practicable, including supplying the Seller with Product at no cost to the Seller, PROVIDED that the Seller assigns to the Buyer all consideration received therefor from a purchaser thereof. If the Buyer fails to perform the obligations of the Seller under such Assumed Contracts in accordance with their terms, the Seller may terminate such Assumed Contracts.

                (c)     Notwithstanding   the  provisions  set  forth  in  this
SECTION 13.6, the Seller may terminate in accordance with its terms any Assumed Contract that is not novated or assigned to the Buyer in accordance with the terms of the Assignment and Assumption Agreement, at any time from and after the date that is six months after the Closing Date.

        13.7 TRANSFERRED EMPLOYEES. The Seller shall cooperate with the Buyer to make available for interviews the Covered Employees previously identified by the Buyer. The Buyer shall, at least 15 days prior to the Closing, make offers of employment to all Covered Employees (other than as previously designated by the Buyer) on a basis consistent with this SECTION
13.7. The Buyer shall provide the Seller a list of those Covered Employees to whom offers of employment have been made, which list shall include the nature and title of the position, salary, and location of employment, and shall update such list within two Business Days after the Closing to identify those Covered Employees accepting such employment offer and meeting the requirements of such offer (the "TRANSFERRED EMPLOYEES"). Notwithstanding the foregoing, the Buyer covenants and agrees to hire a sufficient number of Covered Employees so that the Seller will not incur any liability or obligation under WARN. The Transferred Employees shall become the Buyer's employees immediately following the Closing. All offers of employment shall be subject to the following:

                (a) Each Covered Employee to whom an offer of employment is made shall be offered compensation equal to or greater than 100% of such Covered Employee's current base wage or salary computed on a monthly basis, excluding any shift differential and any overtime pay that is not regularly scheduled as part of the Covered Employee's normal shift ("CURRENT BASE WAGE");

                (b) The Buyer shall permit each Transferred Employee to participate in all of its or its Affiliates' employee benefits plans (such as defined contribution plans, and welfare benefit plans, but excluding defined benefit plans and equity plans), policies, and, other than compensation amounts and wage escalation policies, pay practices (such as vacation, bonuses, and sickness and disability leave) on a basis substantially similar to that of similarly situated employees of the Buyer, in accordance with the terms and conditions of such plans in effect from time to time. In respect of welfare benefits and other than with respect to the Buyer's drug screening policies, the Buyer shall not require a physical examination or other proof of insurability, and shall use its commercially reasonable efforts to cause any third party insurer to waive all coverage exclusions and limitations relating to waiting periods or pre-existing conditions, with respect to any Transferred Employee or any dependent covered by the Seller's comparable welfare benefit plan, policy or pay practice in effect as of Closing solely to the extent such exclusion or limitation would not have been applicable in the Benefit Plans immediately prior to the Closing. Transferred Employees shall receive service credit equivalent to the service credit held with the Seller as of the Closing for purposes of eligibility and vesting in the Buyer's plans (but not for purposes of benefit accruals);

                (c) Transferred Employees shall be given credit for any deductible or co-insurance amounts paid with respect to the plan year in which the Closing occurs, to the extent, following the Closing Date, that they participate in any plan of the Buyer for which deductibles or co-insurance are required. Promptly after receiving the list referenced in the next sentence, the Seller shall provide the Buyer with a list of deductibles and co-insurance that have been paid by the Transferred Employees with respect to the plan year in which the Closing occurs. The Buyer shall provide to the Seller written notice of all Transferred Employees who have elected coverage under the medical plans of the Buyer or its Affiliates within 45 days following the Closing Date;

                (d) All Transferred Employees shall be subject to the Buyer's vacation policies, PROVIDED that all such Transferred Employees shall be given full credit by the Buyer for years of service prior to the Closing Date recognized by the Seller for vacation purposes. For the year in which the Closing Date occurs, the Buyer may pro rate the amount of vacation to which any Transferred Employee will become entitled in respect of such year to reflect the portion of such year occurring after the Closing Date. The Seller shall be responsible for payments to Covered Employees for any earned but unused vacation as of the Closing Date, and shall pay such vacation pay benefits to the Covered Employees as required by applicable Law and its policies and Benefit Plans;

                (e) With respect to Transferred Employees, the Buyer shall provide and be solely responsible for any continuation coverage required under COBRA to each "qualified beneficiary" as that term is defined in COBRA whose first "qualifying event" (as defined in COBRA) occurs after the Closing Date. The Seller shall provide and be solely responsible for any continuation coverage required under COBRA to each "qualified beneficiary" whose first "qualifying event" occurs on or prior to the Closing Date. The Seller shall provide any required certificates of creditable coverage under HIPAA;

                (f) The Buyer shall accept a contribution, in cash or, to the extent of any notes associated with the outstanding balance of any loans to Transferred Employees, in kind, attributable to any eligible rollover distribution (within the meaning of Section 401(a)(31) of the Code) of the benefit of a Transferred Employee under the Seller's 401(k) Plan to the Buyer's 401(k) plan; PROVIDED that the obligation to accept such a rollover in kind shall expire 45 days after the Closing Date (or at such other time as the Buyer and the Seller may mutually agree);

                (g) The Buyer shall not, with respect to any of the Transferred Employees, at any time during the 90 day period following the Closing Date, without complying fully, as to the Transferred Employees, with the notice and other requirements of WARN or any similar state or local Law requiring notice to employees, effectuate (i) a "plant closing" (as defined in WARN), (ii) a "mass layoff" (as defined in WARN) or (iii) any similar action under applicable state or local Law requiring notice to employees in the event of a plant closing or layoff; and

                (h) Nothing in this Agreement, express or implied, is intended to create a contract between the Buyer or the Seller and any Covered Employee or Transferred Employee, and no Covered Employee or Transferred Employee may rely on this Agreement as the basis for any Claim against the Buyer or the Seller. Nothing in this Agreement shall be deemed or construed to require the Buyer to continue to employ the Transferred Employees for any period after Closing.

        13.8 CORRESPONDENCE. After the Closing Date, each of the Seller and the Buyer may receive mail, packages and other communications properly belonging to the other (or the other's Affiliates). Accordingly, at all times after the Closing Date, each of the Seller and the Buyer authorizes the Seller, on the one hand, or the Buyer, on the other hand, as the case may be, to receive and open all mail, packages and other communications received by it and not unambiguously intended for such other Party or any of such other Party's officers or directors, and to retain the same to the extent that they relate to the business of the receiving Party. To the extent that any such communications relate to the business of the non-receiving Party, the receiving Party shall promptly deliver such mail, packages or other communications (or, in case the same relate to both businesses, copies thereof) to the other party. The provisions of this SECTION 13.8 are not intended to, and shall not be deemed to, constitute an authorization by any of the Seller or the Buyer to permit the other to accept service of process on its behalf and neither Party is or shall be deemed to be the agent of the other for service of process purposes.

        13.9 PRO FORMA FINANCIALS. At the request of the Buyer, the Seller shall provide all reasonable cooperation as is necessary to assist the Buyer in the preparation of the pro forma and historical financials that are required to be filed with the Securities and Exchange Commission by the Buyer on a current report, Form 8-K, in connection with the transactions contemplated by this Agreement. Such cooperation shall include giving the Buyer and its representatives access to, and making available to them, the Seller's officers, directors, employees, accountants and agents. The Buyer shall reimburse the Seller for any out-of-pocket costs reasonably incurred by the Seller in providing such cooperation.


                                  ARTICLE 14
                                 BULK SALES ACT

        The Buyer hereby waives compliance by the Seller with the requirements of any and all Laws relating to bulk sales and transfers, and as consideration for such waiver by the Buyer, the Seller agrees to indemnify the Buyer for any loss to the Buyer resulting from any Claim by any creditors of the Seller under any such Law.


                                  ARTICLE 15
                              RIGHT OF TERMINATION

        15.1 TERMINATION. This Agreement may, by notice given prior to or at the Closing, be terminated.

                (a)     by mutual agreement of the Parties;

                (b)     by either Party:

                        (i) if Closing has not occurred on or before January 15, 2007; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this SECTION 15.1(B)(I) shall not be available to a Party if such Party has failed to perform in any material respect its obligations under this Agreement and such failure has been the cause of, or otherwise results in, the failure of the Closing to occur on or before such date;

                        (ii) in the event of a material breach (other than a breach of the confidentiality provisions of ARTICLE 19) by the other Party of any of its representations, warranties, covenants or agreements hereunder where such breach has not been cured within 30 days following receipt of notice of breach from the non-breaching Party that has or could reasonably be expected to have a material and adverse effect on the Buyer, the Business, the Purchased Assets or the rights and benefits of the non-breaching Party contained herein or in the Ancillary Agreements; or

                        (iii) if a change in Law makes the transaction contemplated hereby illegal or otherwise prohibited, or if any final and nonappealable judgment, injunction, order or decree enjoining either Party hereto from consummating the transaction is entered; or

                (c)     by the Buyer pursuant to, but subject to, SECTION 5.3.

        15.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this Article 15, all further obligations of the Parties with respect to this Agreement shall terminate, except that:

                (a)     the obligations in ARTICLE 19 will survive in all cases;

                (b) in the case of a termination pursuant to SECTION 15.1(A) OR 15.1(B)(I) OR 15.1(B)(III) OR 15.1(C), neither Party shall have any liability hereunder, of any nature whatsoever, to the other, including any liability for damages with respect to such termination; and

                (c) in the case of a termination pursuant to SECTION 15.1(B)(II), the terminating Party's right to damages suffered as a result of the non-terminating Party's material breach shall survive such termination unimpaired.


                                  ARTICLE 16
                               BUYER'S INDEMNITY

        Subject to the limitations and procedures set forth in ARTICLE 18, the Buyer shall indemnify and hold the Seller Indemnified Parties harmless from and against any and all Losses arising from, in connection with or otherwise with respect to:

                (a)     The Assumed Liabilities;

                (b) A breach of any of the representations and warranties of the Buyer contained in this Agreement; and

                (c) Any failure to perform or comply with the terms of any covenant or other agreement of the Buyer in this Agreement.


                                  ARTICLE 17
                               SELLER'S INDEMNITY

        Subject to the limitations and procedures set forth in Article 18, the Seller shall indemnify and hold the Buyer Indemnified Parties harmless from and against any and all Losses arising from, in connection with or otherwise with respect to:

                (a)     The Excluded Assets;

                (b)     The Excluded Liabilities;

                (c) Any breach of any of the representations and warranties of the Seller contained in this Agreement; and

                (d) Any failure to perform or comply with the terms of any covenant or other agreement of the Seller in this Agreement (other than ARTICLE
10).


                                  ARTICLE 18
                   INDEMNIFICATION PROCEDURES AND LIMITATIONS

        18.1    PERIOD FOR TAKING ACTION.

                (a) No Claim shall be brought nor Action instituted against the other Party, nor shall any Liability be incurred by any Party, with respect to the representations and warranties contained in this Agreement at any time after the date that is 18 months after the Closing Date, other than for the warranties specified in SECTION 18.1(B). The covenants and agreements contained in this Agreement shall survive the Closing Date indefinitely, except for those covenants and agreements that are expressly limited by their terms to other dates or times, which shall survive only to such dates or times.

                (b) All obligations of the Seller for breach of the representations and warranties set forth in SECTION 6.10 and SECTION 6.12 and the indemnification under SECTION 6.12(E) shall survive the Closing Date and continue for a period lasting 90 days after the expiration of the applicable statute of limitations with respect to the matter at issue.

                (c) Any on-going claims, actions or demands commenced prior to expiration of the claim period set forth in SECTION 18.1(A) OR (B) or specifically stipulated elsewhere in this Agreement shall be pursued to conclusion even if final disposition of such matter occurs after the claim period has elapsed.

        18.2 NOTICE. No claim for indemnification may be made with respect to any of the indemnification provisions hereunder unless notice of such claim for indemnification which satisfies the provisions of SECTION 18.4 is given to the Party from whom indemnification is claimed (the "INDEMNIFYING PARTY") on or before the expiration date for such indemnification provision as set forth in
SECTION 18.1, but the actual costs or expenses related thereto may be incurred or assessed after such expiration date.

        18.3 LIMITATIONS ON INDEMNIFICATION. In no event shall the Buyer or the Seller be liable under this Agreement for indemnification for breach of their respective representations or warranties, unless and until the aggregate of all Losses which are incurred or suffered by the Party seeking indemnification hereunder exceeds $250,000, in which case such Party shall be entitled to seek indemnification for all such Losses, and the aggregate liability of each of the Parties for indemnification under this Agreement for breaches of representations and warranties shall not exceed $35,000,000 (the "CAP").

        18.4 PROCEDURE. Each Party shall give prompt written notice to the other Party under each claim for indemnification hereunder specifying that indemnification is sought pursuant to this Agreement, the amount (to the extent known), nature of and event giving rise to the Claim, and of any matter which is likely to give rise to an indemnification claim. The Indemnifying Party shall have the right to control at its expense the defense of any such matter or its settlement. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the Indemnified Party to collect such claims from the Indemnifying Party so long as such failure to so notify does not materially adversely prejudice the Indemnifying Party's ability to defend such claim against a third party or mitigate the Loss arising out of the matter. No Indemnifying Party, in the defense of any Claim, shall, except with the prior written consent of an Indemnified Party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such Indemnified Party is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such Claim.

        18.5 APPLICABILITY TO CLAIMS; EXCLUSIVE REMEDY. It is intended that the provisions of this Agreement with respect to claims by one Party against the other shall apply to all claims relating to the transactions contemplated hereby, regardless of whether such claim is based in tort (including negligence) contract, or otherwise. Other than claims based upon fraud or seeking specific performance, notwithstanding anything to the contrary in this Agreement, this SECTION 18 shall provide the exclusive remedy for any claim or dispute arising from this Agreement (other than Article 10), including breaches of representations, covenants and agreements hereunder (other than Article 10).

        18.6 LIMITATION OF LIABILITY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL A PARTY BE LIABLE FOR PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION OR ANY OTHER LOSS) ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


                                  ARTICLE 19
                                CONFIDENTIALITY

        19.1 PRE-CLOSING CONFIDENTIALITY OBLIGATIONS. In connection with the transactions contemplated hereby, the Seller has communicated and furnished (and will communicate and furnish) certain non-public information relating to the Business, both written and oral, whether or not designated confidential, to the Buyer, all of which the Buyer agrees it will not use or disclose to any other Person before the Closing for any purpose, without the prior written consent of the Seller, except to its Representatives for whom such non-public information is necessary to evaluate the transactions contemplated hereby on behalf of the Buyer. If disclosure is required by Law, the Buyer shall promptly notify the Seller of any such requirement and the Seller shall be permitted to seek confidential treatment for such information.

        19.2 POST-CLOSING CONFIDENTIALITY OBLIGATIONS. Upon the consummation of the Closing, the Buyer's obligations under SECTION 19.1 shall terminate immediately. Conversely, all information known to, possessed by, subsequently discovered by or disclosed to (i) the Seller, its Affiliates or their respective Representatives that is in any way related to the Business or the Purchased Assets, whether or not designated confidential, or (ii) the Buyer or its respective Representatives that is in any way related to the Seller (other than to the Business or the Purchased Assets), whether or not designated confidential (the information referred in clauses (i) and (ii) shall be collectively referred to hereinafter as the "CONFIDENTIAL INFORMATION") shall be kept confidential by the Seller, its Affiliates, the Buyer and their respective Representatives, as applicable. Further, neither the Seller, its Affiliates, the Buyer nor their respective Representatives shall use the Confidential Information or disclose the Confidential Information to any Person except as required by Law. If disclosure is required by Law, either the Seller or the Buyer, as the case may be, shall promptly notify the other of any such requirement and the Seller or the Buyer, as the case may be, shall be permitted to seek an appropriate protective order or confidential treatment for such Confidential Information.


                                  ARTICLE 20
                               DISPUTE RESOLUTION

        20.1 FORUM. The Parties agree that the appropriate, exclusive and convenient forum for any disputes between any of the Parties arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in the State, City and County of New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of such courts solely in respect of any Action arising out of or related to this Agreement; PROVIDED, HOWEVER, that the foregoing shall not limit the rights of the Parties to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by Law, that a final and unappealable judgment against a Party in any Action contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. Any and all service of process and any other notice in any such Action shall be effective against any Party if given by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided.

        20.2 WAIVERS. Each Party agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the agreements contemplated hereby or the subject matter hereof or thereof may not be enforced in or by such court.

        20.3 WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT.


                                  ARTICLE 21
                                 MISCELLANEOUS

        21.1 PRESS RELEASE. Except as may be required by applicable Law or the rules of the securities exchanges on which Unifi Parent's securities are listed, no Party shall issue a press release or public announcement following execution of this Agreement with respect to the transactions contemplated by this Agreement without the prior consent of the other Party. With respect to any such disclosures required by Law or the rules of such securities exchange, each Party shall use its reasonable efforts to consult with the other Party on any such required disclosures.

        21.2 EXPENSES AND FEES. Except as otherwise specifically provided herein, the Parties shall pay their own expenses, including attorneys' fees, incident to the preparation and performance of this Agreement, whether or not the transactions contemplated herein are consummated.

        21.3 AMENDMENTS; WAIVER. This Agreement shall not be amended or modified except in a writing signed by the Parties. The failure of the Seller or the Buyer to insist, in any one or more instances, upon the strict performance of any of the terms, conditions or covenants of this Agreement shall not be construed as a waiver or relinquishment for the future of such term, condition or covenant. No waiver, change, modification or discharge by either Party of any provision in this Agreement shall be deemed to have been made or shall be effective unless expressed in writing and signed by each Party.

        21.4 PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Seller, the Buyer (and their respective Affiliates) or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement; it being understood that the foregoing shall not limit the right of any Person to indemnification as provided under ARTICLE 16, 17 OR 18.

        21.5 ASSIGNMENT. This Agreement may not be transferred or assigned to a third party without the prior written consent of the other Party; provided, however, that this Agreement may be freely assigned by either Party to an Affiliate in which case the Affiliate shall assume the transferring Party's rights and obligations under this Agreement and the transferring Party shall guarantee its Affiliate's performance hereunder.

        21.6 MERGER. All understandings and agreements heretofore existing between the Parties regarding the purchase and sale of the Purchased Assets and the Business are merged into this Agreement, the Schedules and the Exhibits hereto, which fully and completely express the agreement of the Parties and was entered into after adequate investigation, neither Party relying upon any statement or representation made by the other which is not embodied in this Agreement, the Schedules and the Exhibits hereto.

        21.7    NOTICES.

                (a) All notices, consents, requests and approvals, any notice of change in address for the purpose of this Article, and other communications provided for or required herein, shall be deemed validly given, made or served, if in writing, and delivered personally, sent by U.S. nationally recognized overnight delivery service, postage prepaid or sent by facsimile or other electronic transmission:

                        (i)     If to the Seller, addressed to:

                                Dillon Yarn Corporation
                                53 East 34th Street
                                Paterson, NJ  07514
                                Attention:   President
                                Facsimile:   (973) 684-0487
                                Email:       swener@dillonyarn.com

                        (ii)    If to the Buyer, addressed to:

                                Unifi Manufacturing, Inc.
                                7201 W. Friendly Avenue
                                Greensboro, NC 27410
                                Attention:   General Counsel
                                Facsimile:   (336) 856- 4364
                                Email:       cmccoy@unifi-inc.com

                (b) All notices hereunder shall be effective on the date of receipt.

        21.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof that would apply the laws of another jurisdiction.

        21.9 SPECIFIC PERFORMANCE. The Parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

        21.10 SCHEDULES AND EXHIBITS. All Schedules referred to herein are hereby incorporated in this Agreement by reference.

        21.11 USAGE. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

        21.12 HEADINGS. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the Article or Section in which they appear or to which they relate.

        21.13 REFERENCES. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

        21.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.


                  [remainder of page left intentionally blank]

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the date first above written.

                                      UNIFI MANUFACTURING, INC.


                                      By:
                                          ------------------------
                                          Name:
                                          Title:



                                      DILLON YARN CORPORATION


                                      By:
                                          ------------------------
                                          Name:
                                          Title:




Agreed and accepted solely with respect to Articles 10, 20 and 21:



                                      ----------------------------
                                      Name:   Stephen Wener



                                      ----------------------------
                                      Name:     Lee Johnson



                                      ----------------------------
                                      Name:     William Cohen

                                   EXHIBIT A

                                  DEFINITIONS
                                  -----------

        The  following  terms  shall  have  the  following   meanings  in  this
Agreement:

        1. "ACTION" shall mean any demand, action, Claim, suit, countersuit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal.

        2. "AFFILIATE" means, with respect to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control," when used with respect to any specified Person, means (i) the direct or indirect ownership of 50% or more of the total voting power of securities or other evidences of ownership interest in such Person or (ii) the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        3. "AMERICAN DRAWTECH MANUFACTURING AGREEMENT" means the Drawtech Manufacturing Agreement, substantially in the form attached as EXHIBIT B.

        4.      "ANCILLARY AGREEMENT" means each of the following:

                (a)     the Bill of Sale, Assignment and Assumption Agreement;

                (b)     the Limited Warranty Deed;

                (c)     the Manufacturing Agreements;

                (d)     the Sales and Services Agreement;

                (e)     the Registration Rights Agreement; and

                (f)     the Guaranty.

        5. "ASSIGNED INTELLECTUAL PROPERTY" means the Assigned Software, Assigned Trade Secrets and Assigned IP Licenses.

        6. "ASSIGNED IP LICENSES" means all IP Licenses owned or Used by the Business as currently conducted, each as set forth on SCHEDULE 1.06.

        7. "ASSIGNED SOFTWARE" means all Software owned or Used in the Business as currently conducted as set forth on SCHEDULE 1.07.

        8. "ASSIGNED TRADE SECRETS" means all Trade Secrets owned or Used in the Business as currently conducted.

        9.      "ASSUMED  CONTRACTS"  means all  contracts  listed on  SCHEDULE
1.09.

        10. "ASSUMED LEASES" means all leases for the Leased Real Property listed on SCHEDULE 1.10.

        11. "BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Bill of Sale, Assignment and Assumption Agreement, substantially in the form attached as EXHIBIT C.

        12.     "BUSINESS"  means  the  research,   development,   manufacture,
production, marketing, distribution and sale of the Product as conducted at or from the Dillon Facilities.

        13. "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks in North Carolina or South Carolina are closed.

        14. "BUSINESS RECORDS" means all existing business records relating to the Business that were prepared in the Ordinary Course of Business (other than those related to the Seller's divestiture of the Purchased Assets), whether or not confidential (subject to third party confidentiality restrictions or legally required consents) and otherwise, whether or not located, as of the Closing Date, at the Dillon Facilities, which relate to the Business as it is conducted by the Seller or to Transferred Employees, including existing market information; sales aids; customer and supplier lists (including a list of all customers of the Business); sales history and historical plant accounting information; product, process and equipment information, including information and documents pertaining to the design and operation of all Equipment (including design codes and standards employed, process and instrument diagrams, and material and energy balances) and other process safety information (including information pertaining to process chemistry, management of change, and operating procedures); Equipment maintenance records and testing/inspection records; process hazard analysis, incident investigation reports; health, environmental and safety documentation, reports and records; operational know-how; design drawings and schematics, all technical manuals, literature, formulations, and medical surveillance samples; provided that all personnel records (other than personnel records created by the Seller) and medical records of Covered Employees shall not be included in the definition of "Business Records."

        15. "BUYER INDEMNIFIED PARTIES" means the Buyer, its Affiliates and each of their respective officers, directors, employees and agents.

        16. "BUYER'S CERTIFICATE" means a certificate of a duly authorized officer of the Buyer confirming that, as of the Closing Date, (i) the representations and warranties of the Buyer contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Buyer contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, at the time made and as of the Closing Date as if made at and as of such time and (ii) the Buyer has performed and complied in all material respects with all agreements and covenants required to be performed or complied with by the Buyer under this Agreement at or prior to the Closing.

        17. "CLAIMS" means any and all past, present and future claims, demands, debts, losses, obligations, liabilities, expenses, damages, liens, rights of action, causes of action of any kind or character whatsoever, whether sounding in contract or tort, whether arising in law or in equity, choate or inchoate, mature or immature, contingent or fixed, liquidated or unliquidated, known or unknown, accrued or unaccrued, asserted or unasserted in any litigation, or otherwise.

        18.     "CODE" means the Internal Revenue Code of 1986, as amended.

        19. "COPYRIGHTS" means, as they exist anywhere in the world, all copyrightable works and all copyrights and mask works, including all renewals, extensions, registrations and applications in connection therewith (excluding Software).

        20. "COVERED EMPLOYEE" means any individual who is an employee of the Business as of the Closing Date. Each Covered Employee shall be listed on
SCHEDULE 1.20, which schedule sets forth the name, location, base salary, hire date and job description of each such employee, and such SCHEDULE 1.20 shall be updated by the Seller one Business Day prior to the Closing Date.

        21. "DEFECT" means a defect, fault, imperfection, impurity or dangerous propensity of any kind, whether in design, manufacture, production, materials, workmanship, processing or otherwise, including any failure to warn or breach of express or implied warranties or representations, or the failure to warn of the existence of any defect, fault, imperfection, impurity or dangerous propensity with respect to the Products.

        22. "DILLON FACILITY" means the manufacturing facility of the Business located in Dillon, South Carolina.

        23. "DILLON MANUFACTURING AGREEMENT" means the Dillon Manufacturing Agreement, substantially in the form attached as EXHIBIT D.

        24.     "ENVIRONMENT"   means  the  indoor  and  outdoor   environment,
including any surface water, groundwater, drinking water supply, soil, natural resources, wetlands, land surface, subsurface strata or ambient air.

        25. "ENVIRONMENTAL CLAIM" means any claim, complaint, notice, information request, order or decree in each case received or issued in writing alleging any liability under or violation of Environmental Law.

        26.     "ENVIRONMENTAL  CONDITION"  means  the  presence  of  Hazardous
Materials in the Environment or building materials, or the Release from building materials, including the migration or movement of Hazardous Materials in or through the Environment.

        27. "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended; the Clean Air Act, 42 U.S.C., 7401 et seq., as amended; the Clean Water Act, 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act, 29
U.S.C. 655 et seq. to the extent such relates to the exposure of employees to Hazardous Materials, and any other Law imposing liability or establishing standards of conduct with respect to pollution, protection of the environment, the release of Hazardous Materials into the environment, or public health and safety insofar as they may be affected by the Release of, or exposure to, Hazardous Materials.

        28.     "EQUIPMENT"   means   all   of  the   manufacturing,   storage,
distribution and physical testing laboratory machinery and equipment located at the Dillon Facilities (other than any Excluded Asset).

        29. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as in effect from time to time.

        30. "ERISA AFFILIATE" means any entity which is, or at any applicable time was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Seller.

        31. "FIXTURES" mean all permanently affixed equipment, machinery, and other fixtures, and other items of real and/or permanently affixed personal property, including all components thereof, on the Closing Date hereof located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal pipes, air-cooling and air conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, cable transmission, oxygen and similar system, all of which, to the greatest extent permitted by Law, are hereby deemed by the Parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

        32. "GAAP" means U.S. generally accepted accounting principles applied on a consistent basis during the relevant periods.

        33. "GOVERNMENTAL AUTHORITY" means any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

        34. "GUARANTY" means the Guaranty, substantially in the form attached in EXHIBIT E.

        35. "HAZARDOUS MATERIALS" means any toxic substances, hazardous substance, pollutant, contaminant, dangerous substance or substance capable of causing adverse effects on the Environment or human health and safety, including (a) any compound or chemical that is defined, listed, classified or regulated as a contaminant, pollutant, toxic or hazardous substance, or hazardous waste under Environmental Laws; (b) petroleum, petroleum based or petroleum derived products; (c) polychlorinated biphenyls; and (d) asbestos.

        36. "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        37. "IMPROVEMENTS" shall mean all buildings, improvements, Fixtures and facilities demised under the Real Property Leases, as presently used in, on or at such Leased Real Property, together with (i) any and all loading docks, parking lots, garages and other facilities serving any such buildings and (ii) landscaping and site improvements (but in any event excluding any personal property).

        38. "INDEBTEDNESS" means, as to any Person, (i) all obligations of such Person for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (ii) all obligations of such Person to pay the deferred purchase price of property or services, (iii) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the Seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all liabilities that would be classified as capital leases on a balance sheet in accordance with GAAP, (vi) any indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person and (vii) any guaranty of, or any contingent obligation in respect of, any Indebtedness or other obligation of any other Person (other than an obligation of the Business).

        39. "INDEMNIFIABLE ACT" shall mean any act, failure to act, event, circumstance or condition that is provided for in, and specifically made the basis for indemnification under, this Agreement.

        40. "INDEMNIFIED PARTY" means a Party entitled to indemnification under this Agreement, each of their Affiliates and each of their respective officers, directors, employees and agents.

        41.     "INTELLECTUAL PROPERTY" means all (i) Copyrights, (ii) Patents,
(iii) Software, (iv) Trade Secrets, (v) Trademarks and (vi) IP Licenses.

        42. "IP LICENSES" means Copyright, Patent, Software, Trade Secret and Trademark licenses.

        43. "INVENTORY" means all inventories of Product, raw materials, work in process, finished goods, stores, spare parts, supplies and packaging materials related to the Business and the Purchased Assets, which are located at the Dillon Facilities, in transit, on consignment, or with outside warehouses or processors.

        44. "KNOWLEDGE" means, with respect to the Seller, the actual knowledge of Stephen Wener, Lee Johnson, Mitchel Weinberger, William Cohen, Don Stout and Robert Howell.

        45. "LAW" means any law (including common law), treaty, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree of any Governmental Authority, including the Code.

        46. "LEASED ASSETS" means all items of personal property, including equipment, located at the Dillon Facilities which are leased by the Seller and utilized in the Business, including those assets set forth on SCHEDULE 1.46.

        47. "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to use or occupy any real property used by the Seller in the Business pursuant to the Real Property Leases, together with, to the extent leased by the Seller, all Improvements located thereon, and all easements, licenses, rights and appurtenances relating to the foregoing.

        48. "LIABILITIES" means any and all Indebtedness, liabilities and obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including those arising under any Action, Law or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

        49. "LIEN" means any lien, encumbrance, security interest, charge, mortgage, deed of trust, deed to secure debt, option, pledge, restriction on transfer of title or voting, right-of-way, easement, right to occupy of any kind, right of first refusal, encroachment, building or use restriction, conditional sales agreement, license or any adverse claim of any nature whatsoever, other than (i) in the case of securities and any other equity ownership interests, any restrictions imposed by federal, state and foreign securities Laws and (ii) in the case of securities and any other equity ownership interests and other assets, any security interest incurred pursuant to financings by the Seller or any Affiliate thereof, which are set forth on
SCHEDULE 1.49 and which shall be released prior to the Closing at no cost to the Buyer.


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

        50. "LIMITED WARRANTY DEED" means the limited warranty deed, substantially in the form attached as EXHIBIT I.

        51. "LOSSES" means any and all damages, losses, deficiencies, Liabilities, Taxes, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses, whether or not resulting from third party claims, including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder; PROVIDED, HOWEVER, that except as set forth in the proviso below, in no event shall Losses include diminution in value and punitive damages; PROVIDED, FURTHER, that Losses shall include consequential damages, diminution in value and punitive damages, in each case, awarded in an Action (or settlement thereof) to any third party against an Indemnified Party, without regard to any of the foregoing limitations.

        52.     "MANUFACTURING   AGREEMENTS"  means  the  Dillon  Manufacturing
Agreement and the American Drawtech Manufacturing Agreement.

        53. "MATERIAL ADVERSE EFFECT" means having a potential economic impact on the pre-Tax earnings of the Business as conducted at or from the Dillon Facilities of more than $500,000 per annum.

        54. "MATERIAL CONTRACT" means each contract or agreement to which the Seller is a party for the purchase of supplies, raw materials, energy or services relating to the Business or for the sale of Product involving aggregate annual consideration payable to or by the Seller of $1,000,000 or more in the most recent calendar year.

        55. "MISCELLANEOUS TANGIBLES" means all of the office equipment, furniture and fixtures, files, cabinets and related equipment located at the administrative office locations of the Dillon Facilities, including the Leased Assets.

        56. "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE" means the ordinary course of the Business consistent with the Seller's past practice.

        57.     "OWNED  REAL  PROPERTY"  means  the  real  property  listed  on
SCHEDULE 1.57, together with all easements and privileges appertaining or relating to such real property.

        58. "PATENTS" means, as they exist anywhere in the world, all inventions (whether patentable or unpatentable and whether or not reduced to practice), patents, patent applications, designs, disclosures and improvements described and claimed therein and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn or resubmitted).

        59.    "PERMITS"   means   all   permits,   registrations,   licenses,
approvals, consents and authorizations of any Governmental Authority, which are used or held for use in connection with the ownership, conduct or operation of the Business or the Purchased Assets, including, those listed on SCHEDULE 1.59.

        60.     "PERMITTED LIENS" means:

                (a) Liens set forth on SCHEDULE 1.60 and all matters set forth in any title insurance policy or commitment issued to the Buyers, the Seller or to either;

                (b)     all  Liens  (i)  expressly   established  in  any  Real
Property Leases, (ii) expressly established in this Agreement, or (iii) approved in writing by the Buyers after the date of this Agreement;

                (c) easements, rights-of-way, servitudes, permits, licenses and surface leases; conditions, covenants or other restrictions; and easements for streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way on, over or in respect of any Leased Real Property which would not have a material adverse effect on the ownership, use or operation of any Leased Real Property;

                (d) Liens for Taxes, assessments or other governmental charges not yet delinquent that are being contested in good faith in (if then appropriate) appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP;

                (e) Liens arising out of any failure to comply with the provisions of any bulk transfer Law which may be applicable to the purchase and sale of the Purchased Assets pursuant to this Agreement; and

                (f) any materialman's, mechanic's, repairman's, employee's, contractor's, operator's or other similar liens for liquidated amounts arising in the ordinary course of business and securing payments or obligations, as the case may be, that are not delinquent or are being contested in good faith in (if then appropriate) appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP.

        61. "PERSON" means any natural person, firm, individual, corporation, partnership, joint venture, business trust, association, trust, company or other organization or entity, whether incorporated or unincorporated, or any Governmental Authority.

        62. "PRODUCT" means textured polyester and nylon yarn. For the avoidance of doubt, "Product" (i) does not include industrial and spun yarn, flat polyester and nylon yarn, and (ii) includes solution and package dyed; covered; twisted; false twist and air jet textured polyester and/or nylon and partially orientated yarn ("POY").

        63. "REAL PROPERTY LEASES" means the leases, subleases, licenses, concessions and other agreements listed on SCHEDULE 1.63 pursuant to which the Seller has a leasehold or subleasehold interest or is otherwise granted the right to use or occupy the Leased Real Property.

        64. "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, substantially in the form attached as EXHIBIT F.

        65. "RELEASE" means any release, spill, emission, discharge, leaking, pumping, pouring, injection, deposit, disposal, dispersal, dumping, escaping, leaching or migration of Hazardous Materials into the Environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property and abandoned or discarded barrels, containers or other closed receptacles containing Hazardous Materials.

        66. "REPRESENTATIVES" means, with respect to a Party, its counsel, accountants, directors, officers, employees, agents and other representatives.

        67.     "SECURITIES ACT" means the Securities Act of 1933, as amended.

        68. "SALES AND SERVICES AGREEMENT" means the Sales and Services Agreement, substantially in the form attached hereto as EXHIBIT G.

        69. "SELLER INDEMNIFIED PARTY" means the Seller, each of its Affiliates and each of their respective officers, directors, employees and agents.

        70. "SELLER'S CERTIFICATE" means a certificate of a duly authorized officer of the Seller confirming that, as at the Closing Date, (i) the representations and warranties of the Seller contained in this Agreement that are qualified as to materiality shall be true and correct, and representations and warranties of the Seller contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, at the time made and as of the Closing Date as if made at and as of such time and
(ii) the Seller has performed and complied in all material respects with all agreements and covenants required to be performed or complied with by the Seller under this Agreement at or prior to the Closing.

        71. "SOFTWARE" means, as they exist anywhere in the world, computer software programs, including all source code, object code, specifications, designs and documentation related to such programs; PROVIDED, HOWEVER, that Software shall not include packaged, commercially available "off-the-shelf" licensed software programs, sold to the public and used in the Business.

        72. "TAX" or "TAXES" mean, with respect to any Person, any tax, charge, fee, levy, impost, duty or other assessment of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environmental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, estimated, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, real estate, value added, business license, custom duties, bank transaction taxes or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority, including any interest, additions to tax or penalties applicable or related thereto, whether disputed or not, for which such Person may be liable (including by contract, as a transferee or successor, by Law (including by application of Treasury Regulation ss. 1.1502-6 or similar provisions of state, local or foreign Laws) or otherwise).

        73. "TAX AUTHORITY" means a Governmental Authority or any subdivision, agency, commission or authority, or any quasi-governmental or private body, including the Internal Revenue Service, having jurisdiction over the assessment, determination, collection or imposition of any Tax.

        74. "TAX RETURN" means any report, declaration, election, disclosure, estimate statement, return or other information filed in respect of Taxes, and any claims for refund of Taxes, including any amendments, schedules, attachments or supplements to any of the foregoing, with any Tax Authority with respect to Taxes.

        75. "TERRITORY" means the United States, Canada, Mexico, Central America, South America, Bermuda and the Caribbean Islands.

        76. "TRADE SECRETS" means, as they exist anywhere in the world, trade secrets, know-how, inventions, processes, procedures, databases, confidential business information , concepts, ideas, designs, research or development information, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, technical data, discoveries, modifications and other proprietary information and rights (whether or not patentable or subject to copyright, mask work, or trade secret protection).

        77. "TRADEMARKS" means, as they exist anywhere in the world, trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof, and all goodwill related thereto.

        78. "TRANSFERRED EMPLOYEE" means each Covered Employee who accepts the offer of employment made by the Buyer pursuant to SECTION 13.7.

        79.     "UNIFI PARENT" means Unifi, Inc., a New York corporation.

        80. "USE" means, as applicable to the Business as conducted by the Seller at the Dillon Facilities as of the date hereof, to use, reproduce, prepare derivative works based upon, distribute, perform, display, make, have made, sell, offer to sell, import, license, sublicense and otherwise exploit.

        The following is a list of additional terms used in this Agreement and the reference to the Section hereof in which such term is defined:

TERM                                                                    SECTION
----                                                                    -------
Agreement.......................................................       Preamble
Allocations.....................................................            5.4
Assumed Liabilities.............................................            4.1
Benefit Plans...................................................        6.12(a)
Buyer...........................................................       Preamble
Cap.............................................................           18.3
Cash Payment....................................................         5.1(a)
Closing.........................................................        11.1(a)
Closing Date....................................................        11.1(a)
Closing Inventory...............................................            5.3
COBRA...........................................................        6.12(f)
Competing Business..............................................        10.2(a)
Confidential Information........................................           19.2
Current Base Wage...............................................        13.7(a)
Due Diligence...................................................            8.1
Exchange Act....................................................            7.8
Excluded Assets.................................................            3.1
Excluded Liabilities............................................            4.2
HIPAA...........................................................        6.12(g)
HSR Condition...................................................        11.5(a)
Indemnifying Party..............................................           18.2
Inventory Statement.............................................            5.3
Multiemployer Plan..............................................        6.12(a)
Parties.........................................................       Preamble
Party...........................................................       Preamble
Principals......................................................       Preamble
Purchased Assets................................................            2.1
SEC Filings.....................................................            7.8
Seller..........................................................       Preamble
Tangible Property...............................................         6.6(a)
Transferred Employees...........................................           13.7
Unifi Annual Report.............................................            7.8
Unifi Common Stock..............................................         5.1(c)
Unifi Stock Consideration.......................................         5.1(c)
WARN............................................................        6.12(i)



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